                                                                     EXHIBIT 4.1

                    ======================================

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                        IL FORNAIO (AMERICA) CORPORATION

                                      AND

                          MANHATTAN ACQUISITION CORP.

                         Dated as of November 15, 2000


                    =======================================

                               Table of Contents
                               -----------------

                                                                                                Page
                                                                                                ----
ARTICLE I THE MERGER............................................................................   2
     Section 1.1.  The Merger...................................................................   2
     Section 1.2.  Effective Time...............................................................   2
     Section 1.3.  Effect of the Merger.........................................................   2
     Section 1.4.  Certificate of Incorporation; Bylaws.........................................   2
     Section 1.5.  Directors and Officers.......................................................   3
     Section 1.6.  Conversion of Securities.....................................................   3
     Section 1.7.  Adjustments to Prevent Dilution..............................................   4
     Section 1.8.  Dissenting Shares............................................................   4
     Section 1.9.  Surrender of Shares..........................................................   5
     Section 1.10. No Further Transfer or Ownership Rights......................................   6
     Section 1.11. Treatment of Options.........................................................   6
     Section 1.12. Closing......................................................................   7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................   7
     Section 2.1.  Organization and Qualification...............................................   7
     Section 2.2.  Capitalization...............................................................   8
     Section 2.3.  Authority Relative to this Agreement.........................................   9
     Section 2.4.  Absence of Certain Changes...................................................  10
     Section 2.5.  Reports......................................................................  11
     Section 2.6.  Proxy Statement..............................................................  11
     Section 2.7.  Consents and Approvals; No Violation.........................................  12
     Section 2.8.  Brokerage Fees and Commissions...............................................  13
     Section 2.9.  Litigation...................................................................  13
     Section 2.10. Absence of Changes in Benefit Plans..........................................  13
     Section 2.11. ERISA Compliance.............................................................  14
     Section 2.12. Taxes........................................................................  16
     Section 2.13. Compliance with Applicable Laws..............................................  18
     Section 2.14. Environmental................................................................  19
     Section 2.15. State Takeover Statutes......................................................  21
     Section 2.16. Contracts....................................................................  21
     Section 2.17. Labor Matters................................................................  22
     Section 2.18. Property.....................................................................  22
     Section 2.19. Undisclosed Liabilities......................................................  23
     Section 2.20. Opinion of Financial Advisors................................................  23
     Section 2.21. Intellectual Property........................................................  23
     Section 2.22. Insurance....................................................................  24
     Section 2.23. Affiliate Transactions.......................................................  24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF NEWCO.............................................  25
     Section 3.1.  Organization and Qualification...............................................  25

     Section 3.2.  Authority Relative to this Agreement.........................................  25
     Section 3.3.  Proxy Statement..............................................................  25
     Section 3.4.  Consents and Approvals; No Violation.........................................  25
     Section 3.5.  Financing Commitments........................................................  26
     Section 3.6.  Ownership of Company Stock...................................................  26

ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER...............................................  27
     Section 4.1.  Conduct of Business of the Company Pending the Merger........................  27
     Section 4.2.  Prohibited Actions by the Company............................................  27

ARTICLE V COVENANTS AND ADDITIONAL AGREEMENTS...................................................  30
     Section 5.1.  No Solicitation..............................................................  30
     Section 5.2.  Access to Information........................................................  32
     Section 5.3.  Confidentiality Agreement....................................................  33
     Section 5.4.  Reasonable Efforts...........................................................  33
     Section 5.5.  Indemnification of Directors and Officers....................................  34
     Section 5.6.  Event Notices and Other Actions..............................................  35
     Section 5.7.  Third Party Standstill Agreements............................................  36
     Section 5.8.  Employee Stock Options; Employee Plans and Benefits and Employment Contracts.  36
     Section 5.9.  Meeting of the Company's Stockholders........................................  38
     Section 5.10. Proxy Statement..............................................................  38
     Section 5.11. Public Announcements.........................................................  39
     Section 5.12. Stockholder Litigation.......................................................  39
     Section 5.13. FIRPTA.......................................................................  39
     Section 5.14. Alternative Financing; Disclosure............................................  39
     Section 5.15. HSR Act......................................................................  40

ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER.............................................  40
     Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger...................  40
     Section 6.2.  Conditions to Obligations of Newco to Effect the Merger......................  40
     Section 6.3.  Conditions to the Obligations of the Company.................................  42

ARTICLE VII TERMINATION; AMENDMENT; WAIVER......................................................  43
     Section 7.1.  Termination..................................................................  43
     Section 7.2.  Effect of Termination........................................................  45
     Section 7.3.  Fees and Expenses............................................................  45
     Section 7.4.  Amendment....................................................................  47
     Section 7.5.  Extension; Waiver............................................................  47

ARTICLE VIII MISCELLANEOUS......................................................................  47
     Section 8.1.  Non-Survival of Representations and Warranties...............................  47
     Section 8.2.  Enforcement of the Agreement.................................................  47
     Section 8.3.  Severability.................................................................  47
     Section 8.4.  Notices......................................................................  48

     Section 8.5.  Failure or Indulgence Not Waiver; Remedies Cumulative........................  49
     Section 8.6.  Governing Law................................................................  50
     Section 8.7.  Descriptive Headings.........................................................  50
     Section 8.8.  Parties in Interest..........................................................  50
     Section 8.9.  Counterparts.................................................................  50
     Section 8.10. Certain Definitions..........................................................  50
     Section 8.11. Interpretation...............................................................  51
     Section 8.12. Entire Agreement; Assignment.................................................  52
     Section 8.13. Disclaimers..................................................................  52

                                 DEFINED TERMS
                                 -------------

                                                                 Page
                                                                 ----
1988 Option Plan................................................    7
1991 Option Plan................................................    7
1992 Directors Plan.............................................    7
1997 Directors Plan.............................................    6
1997 Incentive Plan.............................................    6
1997 Purchase Plan..............................................    8
Acquisition Agreement...........................................   31
Acquisition Proposal............................................   32
affiliate.......................................................   51
Agreement.......................................................    1
Alternative Transaction.........................................   45
beneficial owner................................................   51
Benefit Plans...................................................   15
business day....................................................   51
Bylaws..........................................................    3
Cash and Cash Equivalents.......................................   42
Cash Payments...................................................    7
Certificate of Incorporation....................................    3
Certificate of Merger...........................................    2
Certificates....................................................    5
Closing.........................................................    7
Closing Date....................................................    7
Code............................................................   14
Company.........................................................    1
Company Common Stock............................................    3
Company Disclosure Schedule.....................................    7
Company Preferred Stock......................................... 3, 8
Company Restaurant..............................................   19
Company SEC Documents...........................................   11
Company Stock Option Plans......................................    7
Company Stockholder Approval....................................   10
Confidentiality Agreement.......................................   33
Contract........................................................   21
control.........................................................   51
D&O Insurance...................................................   35
DGCL............................................................    1
Dissenting Shares...............................................    4
Dissenting Stockholder..........................................    4
Effective Time..................................................    2
Environmental Claim.............................................   21

Environmental Laws...............................................  19
Environmental Liabilities........................................  21
Environmental Permit.............................................  19
ERISA............................................................  14
ERISA Affiliate..................................................  14
Exchange Act.....................................................  10
Expense Reimbursement............................................  47
Filed Company SEC Documents......................................  10
Financing Commitments............................................  27
Governmental Entity..............................................  13
group............................................................  52
Hazardous Materials..............................................  20
HSR Act..........................................................  13
IFAC.............................................................  13
Intellectual Property............................................  24
IRS..............................................................  15
JH&C Group.......................................................  13
JH&Co............................................................  13
Leases...........................................................  23
Licenses.........................................................  13
Liens............................................................  12
Liquor Licenses..................................................  19
Management.......................................................  19
Material Adverse Effect..........................................  52
Material Business................................................  33
Merger...........................................................   1
Merger Consideration.............................................   3
Newco............................................................   1
Option...........................................................   6
Paying Agent.....................................................   5
Pension Plan.....................................................  15
Permits..........................................................  18
Permitted Liens..................................................  23
person...........................................................  52
Proxy Statement..................................................  12
Releases.........................................................  20
Retained Shares..................................................   4
Rollover Group...................................................   1
SARs.............................................................   9
Schedule 13E-3...................................................  12
SEC..............................................................  11
Securities Act...................................................   9
Securities Purchase and Voting Agreement.........................   1
Settlement Agreement.............................................  13

Settlement Fee...................................................  13
Special Committee................................................   1
Special Committee Financial Advisor..............................   2
Stockholder Meeting..............................................  38
Subsidiary.......................................................   8
Superior Proposal................................................  32
Surviving Corporation............................................   2
Tax Returns......................................................  18
Taxes............................................................  18
Termination Fee..................................................  46
TRAC Agreement...................................................  18
Transactions.....................................................  10
Voting Agreement.................................................   1
Voting Company Debt..............................................   9
WARN.............................................................  16

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          THIS IS AN AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as
                                                         ---------
of November 15, 2000, between Manhattan Acquisition Corp., a Delaware corporation ("Newco"), and Il Fornaio (America) Corporation, a Delaware
              -----
corporation (the "Company").
                  -------

                                   Background
                                   ----------

          A. The Boards of Directors of the Company and Newco have each determined that it is in the best interests of their respective stockholders for Newco to be merged with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and upon the
                                                         ----
terms and subject to the conditions set forth in this Agreement (the "Merger").
                                                                      ------

          B. Pursuant to a Securities Purchase and Contribution Agreement entered into contemporaneously with the execution of this Agreement by the beneficial and record stockholders of the Company set forth on Exhibit A to this Agreement (the "Rollover Group") and Newco (the "Securities Purchase
                --------------                   -------------------
Agreement"), and subject to the terms and conditions thereof, (i) the
---------
stockholders comprising the Rollover Group have agreed to receive securities of the Surviving Corporation (as defined in Section 1.1) following consummation of the Merger and (ii) Bruckmann, Rosser, Sherrill & Co. II, L.P. has agreed to purchase securities of Newco for cash immediately prior to the consummation of the Merger. It is understood and agreed that Newco will have the right to amend Exhibit A to this Agreement by written notice delivered to the Company after the date hereof to add additional stockholders of the Company or holders of options to purchase shares of the Company's capital stock to such Exhibit, whereupon such stockholders or optionholders will be deemed to be members of the Rollover Group for all purposes hereof.

          C.   Newco has obtained the Financing Commitments referred to in
Section 3.5 of this Agreement.

          D. Pursuant to a Voting Agreement entered into contemporaneously with the execution of this Agreement by the Rollover Group and Newco (the

"Voting Agreement"), the current members of the Rollover Group have agreed,
 ----------------
among other things, to vote any shares of capital stock or other securities of the Company entitled to vote in respect of the Merger in favor of the Merger.

          E. The approval of the Board of Directors of the Company referred to above is based upon the unanimous recommendation of a special committee (the "Special Committee") of the Board of Directors of the Company comprised solely
 -----------------
of directors of the Company who are not employees of the Company and are not affiliated with any stockholder which is party to the Securities Purchase Agreement or the Voting Agreement, which Special Committee has approved this Agreement (and, solely for purposes of Section 203 of the DGCL, the Voting Agreement and the Securities Purchase Agreement) and has determined, after consultation with its independent financial advisor (the "Special Committee Financial Advisor"),
                                        -----------------------------------
that the consideration to be paid for each share of Company Common Stock in the Merger is fair to the holders of such shares and to recommend that the holders of shares of Company Common Stock approve the Merger and adopt this Agreement.

     F. It is Newco's intent that the transactions contemplated hereby be recorded as a recapitalization for financial reporting purposes.

                                     Terms
                                     -----

          THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, Newco and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1.    The Merger.  Upon the terms and subject to the conditions
                     ----------
set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving
                                                                     ---------
Corporation") and continue its existence under the laws of the State of
-----------
Delaware.

     Section 1.2.    Effective Time.  As promptly as practicable after the
                     --------------
satisfaction or waiver in accordance with this Agreement of the conditions set forth in Article VI of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of
                                                          --------------
Merger") with the Secretary of State of the State of Delaware in such form as is
------
required by, and executed in accordance with, the applicable provisions of the DGCL. The Certificate of Merger will provide that the Merger will become effective immediately upon the filing of the Certificate of Merger with such Secretary of State in accordance with the DGCL. The time when the Merger becomes effective is hereinafter referred to as the "Effective Time."
                                                     --------------

     Section 1.3.    Effect of the Merger.  At the Effective Time, the effect
                     --------------------
of the Merger shall be as provided by the DGCL. Without limiting the foregoing, all the property, rights, privileges, powers and franchises of the Company and Newco shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4.    Certificate of Incorporation; Bylaws.
                     ------------------------------------

                     (a) The certificate of incorporation of the Company as in effect immediately to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation"),
                                                 ----------------------------
until duly amended as provided therein or by applicable law, except that the Certificate of Incorporation may, at Newco's option, be amended upon or after the Effective Time as determined by Newco in its discretion. If requested by Newco, the Company will, prior to the Effective Time, create one or more series of preferred stock, par value $.001 per share, of the Company pursuant to the second paragraph of Article IV of the Company's certificate of incorporation (any such series, "Company Preferred Stock") having such rights,
                                 -----------------------
designations and preferences as are satisfactory to Newco in its discretion for exchange pursuant to Section 1.6(a) and will, if called for under Section 1.6(a), issue such shares to members of the Rollover Group in accordance with
Section 1.6(a).

                    (b) The bylaws of Newco in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until
                                                       ------
thereafter amended as provided therein or by applicable law.

     Section 1.5.   Directors and Officers.
                    ----------------------

                    (a) The directors of Newco at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

                    (b) The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

     Section 1.6.   Conversion of Securities.  At the Effective Time, by virtue
                    ------------------------
of the Merger and without any action on the part of Newco, the Company or the holders of any of the following securities:

                    (a)  Each share of common stock of the Company, par value

$.001 per share ("Company Common Stock"), issued and outstanding immediately
                 ----------------------
before the Effective Time (other than (i) Dissenting Shares (as defined in
Section 1.8(a)) and (ii) shares of Company Common Stock cancelled pursuant to
Section 1.6(c)) shall be converted into and represent the right to receive $14.00 in cash (the "Merger Consideration"), without interest, upon surrender
                     --------------------
of the certificate formerly representing such share in the manner provided in
Section 1.9, less any required withholding taxes. Notwithstanding the foregoing, if Newco makes written request to the Company, any person who is member of the Rollover Group may, by written notice to the Company delivered prior to the Effective Time and executed by both such person and Newco, elect to exchange all or a portion of the shares of Company Common Stock held by such person into the right to receive, in lieu of the Merger Consideration, such number and type of securities of the Surviving Corporation as are determined by such person and Newco prior to the Effective Time (or may, immediately prior to the Merger, exchange all or a portion of the shares of Company Common Stock held by such person for shares of Company Preferred Stock, which shall be converted at the Effective Time by virtue of the Merger into such shares of capital stock of the Surviving Corporation as are determined by such person and Newco prior to the Effective Time). Any shares of Company Common Stock for which such an election is made (or any shares of Company Preferred Stock for which such person's shares of Company Common Stock are exchanged) are referred to herein as "Retained Shares." Newco
                                                       ---------------
and the electing member of the Rollover Group will provide the Company, prior to the Effective Time, with the number of shares of Company Common Stock which the person elects to treat as Retained Shares.

                    (b) Each share of capital stock of Newco, par value $.001 per share, issued and outstanding immediately before the Effective Time shall be converted into and exchanged for one fully paid and non-assessable share of the same class and series of capital stock of the Surviving Corporation, par value $.001 per share. From and after the Effective Time, each outstanding certificate theretofore representing shares of capital stock of Newco shall be deemed for all purposes to evidence ownership and to represent the same number of shares of the same class and series of capital stock of the Surviving Corporation.


                    (c) At the Effective Time, each share of Company Common Stock held in the treasury of the Company or held by any subsidiary of the Company, and each share of Company Common Stock held by Newco immediately before the Effective Time, shall be cancelled and cease to exist, and no payment shall be made with respect thereto.

     Section 1.7.   Adjustments to Prevent Dilution.  In the event that the
                    -------------------------------
Company changes the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

     Section 1.8.   Dissenting Shares.
                    -----------------

                    (a) Notwithstanding any provision of this Agreement to the contrary, at the Effective Time, any issued and outstanding shares of Company Common Stock ("Dissenting Shares") held by a Dissenting Stockholder (as defined
               -----------------
below) shall not be converted into the Merger Consideration but shall be converted into or represent the right to receive only such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 and the other applicable provisions of the DGCL; provided, however, that each
                                                 --------  -------
share of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, loses or fails to perfect his or her right of appraisal, pursuant to the DGCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon. As used in this Agreement, the term "Dissenting Stockholder" means any record holder or beneficial owner of
          ----------------------
shares of Company Common Stock who complies with all provisions of the DGCL concerning the right of holders of Company Common Stock to dissent from the Merger and obtain fair value for their shares.

                    (b) The Company shall give Newco (i) prompt notice of any demands for appraisal pursuant to the applicable provisions of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Newco, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

     Section 1.9.   Surrender of Shares.
                    -------------------

                    (a) Prior to the mailing of the Proxy Statement (as defined in Section 2.6), Newco shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the
                                                         ------------
payment of the Merger Consideration. At the Effective Time, the Surviving Corporation shall deposit with the Paying Agent for the benefit of former holders of shares of Company Common Stock sufficient funds to make payments of the Merger Consideration on all shares of Company Common Stock to be converted into cash under Section 1.6(a). Such funds shall be invested by the Paying Agent in prime money market obligations selected by the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or as it directs.

                    (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock, other than Retained Shares (the "Certificates"), a form of letter of transmittal (which
                      ------------
shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the aggregate amount of Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. If any Merger Consideration is to be remitted to a person whose name is other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall have paid any transfer and/or other taxes required by reason of the remittance of Merger Consideration to a person whose name is other than that of the registered holder of the Certificate surrendered, or the person requesting such exchange shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. No interest shall be paid or accrued, upon the surrender of the Certificates, for the benefit of holders of the Certificates on any Merger Consideration.

                    (c) At any time following the date six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds

(including any interest received with respect thereto) which shall have been deposited with the Paying Agent and which shall have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for Merger Consideration to which such holders may be entitled.

                    (d) Notwithstanding the provisions of Section 1.9(c), neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    (e) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as the Surviving Corporation (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 2.11), or any provision of any applicable state, local or foreign law, rule or regulation. To the extent that amounts are so withheld by the Surviving Corporation and paid by the Surviving Corporation to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     Section 1.10.  No Further Transfer or Ownership Rights.  After the
                    ---------------------------------------
Effective Time, there shall be no further transfer on the records of the Company (or the Surviving Corporation) or its transfer agent of Certificates representing shares of Company Common Stock, and if such Certificates are presented to the Company (or the Surviving Corporation) for transfer, they shall be cancelled. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable law. All Merger Consideration paid upon the surrender for exchange of Certificates representing shares of Company Common Stock in accordance with the terms of this Article I shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for Merger Consideration theretofore represented by such Certificates.

     Section 1.11.  Treatment of Options.  Prior to the Effective Time, the
                    --------------------
Board of Directors of the Company (and/or, if appropriate, the Special Committee) shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding stock option (each, an "Option")
                                                                   ------
heretofore granted under the Company's 1997 Equity Incentive Plan, as amended (the "1997 Incentive Plan"), the Company's 1997 Non-Employee Directors' Stock
      -------------------
Option Plan, as amended (the "1997 Directors Plan"), the Company's 1992 Non-
                              -------------------
Employees Directors' Stock Option Plan, as amended (the "1992 Directors Plan"),
                                                         -------------------
and each of the Company's 1991 Incentive Stock Option Plan, as amended (the "1991 Option Plan"), and the Company's 1988 Stock Option Plan, as amended (the
 ----------------
"1988 Option Plan") (collectively, the
 ----------------

"Company Stock Option Plans"), whether or not then vested or exercisable, shall,
 --------------------------
at the Effective Time, be cancelled, and each holder thereof shall be entitled to receive a payment in cash as provided in Section 5.8 hereof, if any (subject to any applicable withholding taxes, the "Cash Payment"), it being understood
                                          ------------
that members of the Rollover Group may instead elect prior to the Effective Time to receive securities of Newco upon cancellation of their Options or, if so agreed in writing by Newco, to retain their Options and/or exchange all or a portion of their Options for options to purchase shares of capital stock of the Surviving Corporation, all as contemplated by the Securities Purchase Agreement. As provided herein, unless otherwise determined by Newco, the Company Stock Option Plans (and any feature of any other Benefit Plan (as defined in Section 2.11) or other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company) shall terminate as of the Effective Time. The Company shall take all steps necessary to ensure that, after the date hereof, the Company will not issue any Options or other options, warrants, rights or agreements which would entitle any person to acquire any capital stock of the Company or, except as otherwise provided in this Section 1.11 or in Section 5.8 (or in connection with the Securities Purchase Agreement), to receive any payment in respect thereof and, except as otherwise provided above, to cause such Options to be cancelled or cause the holders of the Options to agree to such cancellation thereof as provided herein.

     Section 1.12.  Closing.  Immediately prior to the Effective Time, a closing
                    -------
for the transactions contemplated hereby (the "Closing") will be held at the
                                               -------
offices of Dechert, 30 Rockefeller Plaza, New York, NY 10112, unless another place is agreed in writing by Newco and the Company. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The date such Closing occurs is referred to herein as the "Closing Date."
                           ------------

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Newco that the statements contained in this Article II are true and correct, it being understood such representations and warranties must be read in conjunction with, and are subject to the exceptions set forth in, the disclosure schedule delivered by the Company to Newco on or before the date of this Agreement (the "Company Disclosure
                                                       ------------------
Schedule").  The Company Disclosure Schedule shall be arranged in Sections
--------
corresponding to the numbered and lettered Sections contained in this Article II, and the disclosures in any Section, including appropriate cross references, shall qualify only the corresponding Section in this Article II; provided,
                                                                 --------
however, that disclosure of a matter in one Section of the Company Disclosure
-------
Schedule shall be deemed incorporated into any other Section of the Company Disclosure Schedule where the relevance of the incorporation is reasonably apparent from the disclosure of the matter then appearing in the Section where it is disclosed. Subject to the foregoing, the Company hereby represents and warrants to Newco as follows:

     Section 2.1.   Organization and Qualification.
                    ------------------------------

                    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation, and is in good standing, in each state where the character of the properties owned or leased by it or the nature of its activities makes such qualification or licensing necessary, and possesses all governmental franchises and Permits (as defined in Section 2.13), except where the failure to be so qualified or in good standing or to possess such franchises and Permits has not had and would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.10) on the Company.

                    (b) The Company has no Subsidiaries. As used in this Agreement, the term "Subsidiary" shall mean, with respect to any party, any
                     ----------
corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have the majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Except as set forth on Section 2.1(b)
                                                                  --------------
of the Company Disclosure Schedule, the Company does not own, directly or
----------------------------------
indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

                    (c) The Company has delivered to Newco complete and correct copies of its certificate of incorporation and bylaws, in each case as amended to the date of this Agreement.

     Section 2.2.   Capitalization.
                    --------------

                    (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Company Preferred Stock"). As of the date
                                   -----------------------
hereof, 5,811,551 shares of Company Common Stock are issued and outstanding, and no shares of Company Preferred Stock are issued and outstanding. As of the date hereof, 190,486 shares of Company Common Stock are reserved for future issuance under the 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"). As of
                                                  ------------------
the date hereof, Options to purchase 1,541,634 shares of Company Common Stock are issued and outstanding under the 1997 Incentive Plan, Options to purchase 34,500 shares of Company Common Stock are issued and outstanding under the 1997 Directors Plan and Options to purchase 16,000 shares of Company Common Stock are issued and outstanding under the 1992 Directors Plan. Except for the Options referred to in the preceding sentence, no Options are issued or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. The shares of Company Common Stock referred to above that are reserved for issuance, consisting of the shares reserved under the 1997 Purchase Plan, and the 1,592,134 shares of Company Common Stock reserved for issuance for outstanding Options, have not been issued and will not be issued prior to the Effective Time, and no commitment has been or will be made for their issuance, other than (in the case of both preceding clauses) pursuant to the exercise of the Options described above that are issued and outstanding under the Company Stock Option Plans as of the date of this Agreement. At the Effective Time, except as otherwise provided in Section 1.11 hereof, each Option shall be cancelled, and the holder thereof shall not be entitled to receive any consideration therefor other than the cash payments, if any, provided by Section 1.11 and Section 5.8 of this Agreement (or, in the case of the Rollover Group, the consideration received under the Securities Purchase Agreement). Section 2.2(a) of the Company Disclosure
                                ----------------------------------------
Schedule sets forth the exercise prices and number of shares of Company Common
--------
Stock in respect of outstanding Options under the Company Stock Option Plans. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Company Debt"). Except as set forth above in this Section
           -------------------
2.2(a), there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights ("SARs"), stock-based performance units, commitments,
                      ----
agreements, arrangements or undertakings of any kind (including any stockholder rights plan) to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking. Except as set forth in Section 2.2 of the Company
                                                   --------------------------
Disclosure Schedule, there are not any outstanding contractual obligations of
-------------------
the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company. The Company does not have outstanding any loans to any person in respect of the purchase of securities issued by the Company.

                    (b) There are no voting trusts, proxies, registration rights agreements, or other agreements, commitments or understandings of any character to which the Company is bound with respect to the voting of any shares of capital stock of the Company or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act").
                                             --------------

     Section 2.3.   Authority Relative to this Agreement.
                    ------------------------------------

                    (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby (the "Transactions")
                                       ------------

(subject to the Company Stockholder Approval (as defined below) with respect to the Merger). The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company (including the unanimous approval of the Special Committee), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the Company Stockholder Approval and the filing of appropriate merger documents as required by the
DGCL). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Newco, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                    (b)  Based in part on the representation set forth in
Section 3.6, the only vote of holders of any class or series of capital stock of the Company necessary under applicable law or stock exchange (or similar self regulatory organization) regulations to adopt or approve this Agreement and the Merger is the adoption and approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock at the Stockholder Meeting (as defined in Section 5.9) entitled to vote on the Merger, voting together as a single class, with each share of Company Common Stock entitled to one vote per share (the "Company Stockholder Approval"). No vote of
                                     ----------------------------
the holders of any capital stock or other securities of the Company is necessary to consummate any of the Transactions other than as set forth in the preceding sentence.

                    (c) Consummation of the Transactions (including the transactions contemplated by Sections 1.11 and 5.8 hereof) does not conflict with or violate the provisions of any Company Stock Option Plan or any option agreement evidencing the grant of any Options.

     Section 2.4.   Absence of Certain Changes.  Except as disclosed in the
                    --------------------------
Company's filings and reports under the Securities Exchange Act of 1934, as amended (the Exchange Act") filed and publicly available prior to the date of
             ------------
this Agreement (the "Filed Company SEC Documents") or as set forth in Section
                     ---------------------------                      -------
2.4 of the Company Disclosure Schedule, since December 26, 1999, the Company has
--------------------------------------
conducted its business only in the ordinary course, and during such period there has not been any event, change, effect or development that has had or would reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Filed Company SEC Documents or as set forth in Section 2.4
                                                                   -----------
of the Company Disclosure Schedule, since December 26, 1999 there has not been
----------------------------------
(a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any capital stock of the Company; (b) any entry into any agreement, commitment or transaction by the Company which is material to the Company, except agreements, commitments or transactions in the ordinary course of business, consistent with prior practice; (c) any split, combination or reclassification of the

Company's capital stock or of any other equity interests in the Company, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or of any other equity interests in the Company; (d)(i) any granting by the Company to any officer or director of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (ii) any granting by the Company to any such officer or director of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (iii) any entry by the Company into any employment, severance or termination agreement with any such officer or director; (e) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on the Company; or (f) any change in accounting methods, principles or practices by the Company materially affecting the consolidated assets, liabilities, results of operations or business of the Company, except insofar as may have been required by a change in generally accepted accounting principles.

     Section 2.5.  Reports.
                   -------

                   (a) Since September 24, 1997, the Company has timely filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal
                 ---
securities laws and the rules and regulations of the SEC thereunder (collectively, the "Company SEC Documents"), all of which have complied as of
                    ---------------------
their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   (b) The financial statements of the Company included in the Company SEC Documents (including the notes thereto) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with generally accepted accounting principles the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnote disclosure and normal year-end adjustments).

     Section 2.6.  Proxy Statement. At the time the Proxy Statement is mailed,
                   ---------------
the Proxy Statement (as defined below) will comply as to form in all material respects with the Exchange Act and the regulations thereunder, except that no representation is being made by the Company with respect to information supplied in writing by or on behalf of Newco specifically for inclusion in the Proxy Statement. None of the information supplied by the Company specifically for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed, at the time of the Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company
                                            --------  -------
is not making any representation or warranty as to any of the information relating to and supplied in writing by or on behalf of Newco specifically for inclusion in the Proxy Statement. The letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to stockholders of the Company in connection with the Merger, and the Schedule 14A and the Schedule 13E-3 filing required under the rules and regulations of the SEC in connection with the Transactions (the "Schedule 13E-3") and any other schedule required to be filed with the SEC in
 --------------
connection therewith, together with any amendments or supplements thereto, are collectively referred to herein as the "Proxy Statement."
                                        ---------------

     Section 2.7. Consents and Approvals; No Violation. Subject to obtaining the
                  ------------------------------------
Company Stockholder Approval and the taking of the actions described in the immediately succeeding sentence, the execution, delivery and performance of this Agreement do not, and the consummation of the Transactions (including the changes in ownership of the shares of Company Common Stock or the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") upon any of the material
                                              -----
properties or assets of the Company under, or result in the termination or modification (including in the amount, nature or timing of lease payments) of, or require that any consent be obtained or any notice be given with respect to
(a) the Certificate of Incorporation or Bylaws of the Company, as currently in effect, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement, instrument, Contract or Permit applicable to the Company or any of its properties or assets, (c) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to the Company or any of its properties or assets, (d) any license, sublicense, consent or other agreement (whether written or otherwise) pertaining to Intellectual Property (as defined in Section 2.21) used by the Company in the conduct of its business, and by which the Company licenses or otherwise authorizes a third party to use any Intellectual Property (the "Licenses"),
                                                                --------
other than, in the case of clauses (b), (c) or (d), any such conflicts, violations, defaults, modifications, rights, Liens, losses of a material benefit, consents or notices that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or, to the Company's knowledge, local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required
                                             -------------------
by the Company in
connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the
                                                            -------
filing with the SEC of (x) the Schedule 13E-3 and (y) the Proxy Statement relating to the approval by the Company's stockholders of this Agreement, (iii) the filing of the Certificate of Merger pursuant to the DGCL and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 2.8.  Brokerage Fees and Commissions.
                   ------------------------------

                   (a) Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the Transactions, except for the Special Committee Financial Advisor, or obligated the Company to pay any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the Transactions, except for fees payable to the Special Committee Financial Advisor. The amount of such fees payable to the Special Committee Financial Advisor and the terms related thereto have been previously and accurately disclosed in writing to Newco and a correct and complete copy of the engagement letter between the Special Committee Financial Advisor and the Company with respect to the Transactions has been provided by the Company to Newco.

                   (b) The Company and certain members of the Rollover Group named therein have entered into a Mutual Release and Settlement of Claims, dated as of November 15, 2000, with Jesse Hansen & Co., a California corporation ("JH&Co."), William Jesse and John C. Hanson (collectively, the "JH&C Group"),
  ------                                                         ----------
Il Fornaio Acquisition Corp., a Delaware corporation ("IFAC"), and Newco (the
                                                       ----
"Settlement Agreement"), a true and complete copy of which has been delivered to
 --------------------
Newco, whereby, among other things, the Company and the members of the Rollover Group named therein will pay to JH&C an amount not to exceed $611,627 (the "Settlement Fee") and JH&C will release the Company, IFAC, the members of the
 --------------
Rollover Group named therein and Newco, and their respective parents, subsidiaries and affiliates and all of such parties' directors, officers, agents and other related person from all liabilities, claims and obligations under each of (i) the Advisory Engagement Letter, dated as of August 8, 2000, between JH&Co and IFAC and (ii) the Project Engagement Letter, dated as of August 9, 2000, between JH&Co. and IFAC. There is no obligation or liability of the Company to JH&C except the obligation to pay the Settlement Fee, nor has the Company paid any other amount or consideration to JH&C prior to the date hereof, nor will the Company pay any amount or consideration to JH&C after the date hereof other than the Settlement Fee.

     Section 2.9.  Litigation. Except as specifically disclosed in the Filed
                   ----------
Company SEC Documents and as set forth in Section 2.9 of the Company Disclosure
                                          -------------------------------------
Schedule, there is no claim, suit, action or proceeding (including arbitration
--------
proceedings) pending or, to the knowledge of the Company, threatened against the Company that has had or would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company which has had or would reasonably be expected to have a Material Adverse Effect on the Company.

     Section 2.10.  Absence of Changes in Benefit Plans. Except as disclosed in
                    -----------------------------------
the Filed Company SEC Documents or as required by applicable law, since December 26, 1999, there has not been any adoption or amendment in any material respect by the Company of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or for which the Company is liable. Except as disclosed in the Filed Company SEC Documents or Section 2.10 of the Company
                                                ---------------------------
Disclosure Schedule, there exist no employment, consulting, severance,
-------------------
termination or indemnification agreements, arrangements or understandings between the Company and any current or former officer or director or employee of the Company.

     Section 2.11.  ERISA Compliance.
                    ----------------

                    (a)  Section 2.11(a) of the Company Disclosure Schedule sets
                         --------------------------------------------------
forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including employment contracts, bonus, pension, profit sharing,
  -----
deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each an "ERISA Affiliate") for the benefit of any current
              ----             ---------------
or former employees, officers or directors of the Company or with respect to which the Company has any liability (collectively, the "Benefit Plans"). As
                                                        -------------
applicable with respect to each Benefit Plan, the Company has delivered to Newco, true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto,
(iv) the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"), (v) the most recent IRS
                                          ---
determination letter and each currently pending application to the IRS for a determination letter, (vi) the three most recent summary annual reports, financial statements and trustee reports, and (vii) all records, notices and filing concerning IRS or Department of Labor audits or investigations,

"prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of Section 4043 of ERISA.


     (b) No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate is or would reasonably be expected to be subject to any liability under the terms of any Benefit Plan, under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable law, rule or regulation, domestic or foreign, other than any condition or set of circumstances that has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any ERISA Affiliate has incurred or would reasonably be expected to incur any liability in respect of any employee benefit plan maintained by an ERISA Affiliate but not included within the term "Benefit Plan" or by any person other than the Company or any ERISA Affiliate, which liability has had or would reasonably be expected to have a Material Adverse Effect on the Company.

     (c) Neither the Company nor any ERISA Affiliate has, at any time since January 1, 1994 (i) maintained or contributed to any employee pension benefit plan subject to Title IV of ERISA or Code (S)412 or (ii) been required to contribute to, or incurred any withdrawal liability within the meaning of ERISA
(S)4201 to, any multiemployer plan as defined in ERISA (S)3(37).

     (d) To the knowledge of the Company, the Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") now meet, and at all times since their inception have
         ------------
met the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code. All Pension Plans have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the knowledge of the Company, is there any reason for such revocation, nor, to the knowledge of the Company, has any Pension Plan been amended, or failed to be amended, since the date of its most recent determination letter in any respect which would adversely affect its qualification.

     (e)  Except as set forth on Section 2.11(e) of the Company Disclosure
                                 -----------------------------------------
Schedule, the execution and delivery of this Agreement do not, and the
--------
consummation of the Transactions will not (i) require the Company or any ERISA Affiliate to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Benefit Plan or any other program, agreement, policy or arrangement or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan or any other program, agreement, policy or arrangement.

     (f)  Except as set forth in Section 2.11(f) of the Company Disclosure
                                 -----------------------------------------
Schedule, neither the Company nor any ERISA Affiliate is a party to or
--------
is bound by any severance agreement, program or policy.

                 (g)  Except as set forth in Section 2.11(g) of the Company
                                             ------------------------------
Disclosure Schedule, no Benefit Plan provides benefits, including without
-------------------
limitation, death or medical benefits, beyond termination of employment or retirement other than (i) coverage mandated by law or (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Company nor any ERISA Affiliate is contractually obligated to provide any person with life, medical, dental or disability benefits for any period of time beyond retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

                 (h) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in
Section 419(e) of the Code, (ii) to the knowledge of the Company, each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(l) of the Code, complies in all material respects with the applicable requirements of Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated as to future benefit accruals without material liability to the Company or any ERISA Affiliate on or at any time after the Effective Time.

                 (i) There are no material pension, welfare, bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plan presently maintained by, or contributed to by the Company, or any ERISA Affiliate for the benefit of any employee of the Company, including any such plan required to be maintained or contributed to by the law of the relevant jurisdiction, maintained outside the jurisdiction of the United States.

                 (j) The Company has not incurred any material liability under, and has complied in all material respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and does
                                                              ----
not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. The Company has not given, and has not been required to give, any notice under WARN within 90 days prior to the date hereof.

                 (k) There is no contract, agreement, Benefit Plan or other arrangement covering any employee or former employee of the Company that could give rise to the payment of any amount that would not be deductible under
Section 280G of the Code.

  Section 2.12.  Taxes.
                 -----

                 (a) All federal income Tax Returns and all other material Tax Returns (as defined herein) that are required to be filed by or with respect to the Company have been timely filed, and reflect bona fide Tax reporting positions. All Taxes that are shown therein as due have been paid in full, and there are no positions taken on such Tax Returns with respect to any material issue that could result in the Company being subject to penalties under Section 6662 of the Code. The most recent financial statements contained in the Filed Company SEC

Documents reflect a reserve for all Taxes of the Company for all taxable periods and portions thereof through the date of such financial statements which is adequate under generally accepted accounting principles applied consistently with the accounting principles used to prepare the financial statements contained in the Filed Company SEC Documents, and to the Company's knowledge, nothing has occurred since the date of the financial statements that would cause the reserve to be inadequate under generally accepted accounting principles applied consistently with the financial statements included in the Company SEC Reports.

     (b)  Except as set forth in Section 2.12(b) of the Company Disclosure
                                 -----------------------------------------
Schedule, no material Tax Return of the Company is under audit or examination by
--------
any taxing authority, and no written notice of such an audit or examination has been received by the Company.

     (c)  Except as set forth in Section 2.12(c) of the Company Disclosure
                                 -----------------------------------------
Schedule, there is not in force any extension of time with respect to the due
--------
date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

     (d)  Except as set forth in Section 2.12(d) of the Company Disclosure
                                 -----------------------------------------
Schedule, there is no material issue raised or claim against the Company for any
--------
Taxes, and no assessments, deficiency or adjustment has been asserted or proposed with respect to any Tax Return and no material issues relating to Taxes were raised in writing by a taxing authority in a completed audit or examination that, in each case, would reasonably be expected to result in an assessment, deficiency, or adjustment for a later taxable period.

     (e)  Except as set forth in Section 2.12(e) of the Company Disclosure
                                 -----------------------------------------
Schedule, since January 1, 1994, the Company has not been a member of an
--------
affiliated group filing a consolidated federal income Tax Return.

     (f) There are no material Liens for Taxes on the assets of the Company other than the Lien of property taxes not delinquent.

     (g)  Except as set forth in Section 2.12(g) of the Company Disclosure
                                 -----------------------------------------
Schedule, the Company is not bound by any tax sharing, tax indemnity or similar
--------
agreement with respect to Taxes.

     (h) The Company is in substantial compliance with the Tip Reporting Alternative Commitment Agreement (the "TRAC Agreement") executed by the Company
                                       --------------
and the Internal Revenue Service in 1996. The TRAC Agreement governs the reporting, withholding, payment of employment Taxes and filing of Tax Returns with respect to tips received by the Company's employees.

     (i) No record owner of shares of Company Common Stock is, to the Company's knowledge, a non-resident alien individual or foreign corporation (within the meaning of Section 897(a)(i) of the Code) that has held more than 5% of the Company Common Stock at any time during the five-year period ending on the date of this Agreement.

          As used herein, "Tax Returns" shall mean all returns and reports of or
                           -----------
with respect to any Tax which are required to be filed by or with respect to the Company, and "Taxes" shall mean (i) all taxes, charges, imposts, tariffs, fees,
              -----
levies or other similar assessments or liabilities of any kind whatsoever, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any statute, law, rule or regulation, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof; (ii) liability of the Company or any fiduciary for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined consolidated or unitary group for any taxable period; and (iii) liability of the Company for the payment of any amounts of the type described in clauses (i) or
(ii) as a result of any express or implied obligation to indemnify any other person.

     Section 2.13. Compliance with Applicable Laws.
                   -------------------------------

                   (a) To the Company's knowledge, the Company has in effect all licenses, franchises, permits and other governmental authorizations (including Environmental Permits) ("Permits") necessary to conduct its business
                                    -------
and the Company is not in violation of any such license, franchise, permit or other governmental authorization, or any statute, law, ordinance, rule or regulation applicable to it or any of its properties, except, in each case, where the failure to have any such license, franchise, permit or other governmental authorization, or the existence of any such violation, has not had and could not reasonably be expected to have a Material Adverse Effect.

                   (b)  Section 2.13(b) of the Company Disclosure Schedule
                        --------------------------------------------------
contains a list of all liquor licenses, including beer and wine licenses, held by the Company in connection with the operation of each restaurant or bakery owned or operated by the Company (each, a "Company Restaurant"), along with the
                                           ------------------
address of each such Company Restaurant (the "Liquor Licenses"). To the extent
                                              ---------------
required by applicable law or regulation, each Company Restaurant currently in operation possesses a liquor license. The Company has no reason to believe that it will not be able to obtain liquor licenses for restaurants currently being brought into operation identified in Section 2.13(b) of the Company Disclosure
                                     -----------------------------------------
Schedule. Each of the Liquor Licenses has been validly issued and is in full
--------
force and effect and is adequate for the current conduct of the operations at the Company Restaurant for which it is issued. The Company has not received any written notice of any pending or threatened modification, suspension or cancellation of a Liquor License or any proceeding related thereto. During the past three years, there have been no such proceedings relating to any of the Liquor Licenses. With regard to the Liquor Licenses, there are no (i) pending disciplinary actions or (ii) past disciplinary actions that would reasonably be expected to have any adverse impact on current operations or the nature or level of discipline imposed on account of future violations of the laws related to sales and service of alcoholic beverages.

          Section 2.14. Environmental.
                        -------------

                        (a) For purposes of this Agreement, the term "Environmental Permit" means any permit, license, approval or other
 --------------------
authorization issued under any Environmental Law (as defined below);

                        (b) To the Company's knowledge, each of the Company and its properties, assets, businesses, and operations has all Environmental Permits, and each of the Company and its properties, assets, businesses and operations is, and has been, and each of the Company's former subsidiaries, if any, while subsidiaries of the Company and their respective properties, assets, businesses and operations, was, in compliance with all applicable Environmental Laws (as defined below) and Environmental Permits, except for such Environmental Permits the failure of which to have or the violation of which has not had or would not be reasonably expected to have a Material Adverse Effect. The term "Environmental Laws" means any federal, state, local or foreign statute, code,
 ------------------
ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to:
(i) Releases (as defined below) of Hazardous Material (as defined below) into the environment or any structure, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, recycling, disposal, use, handling, manufacturing, transportation, distribution in commerce, or shipment (collectively, "Management") of Hazardous Material; including the following statutes, their
 ----------
implementing regulations and any state corollaries: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation
                                           -- ---
and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive
                                         -- ---
Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq.,
                                                                     -- ---
the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean
                                                         -- ---
Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C.
                                  -- ---
Section 7401 et seq.
             -- ---

                        (c) To the Company's knowledge, (i) during the period of ownership or operation by the Company of any of its current or previously-owned or operated properties, there have been no Releases (as defined below) of Hazardous Material in, on, under, from or affecting such properties, any surrounding site or any off-site location; and (ii) prior to the period of ownership or operation by the Company of any of its current or previously-owned or operated properties there were no Releases of Hazardous Material in, on, under or affecting any such property, any surrounding site or any off-site location, in each case in violation of Environmental Laws or Environmental Permits or which has created a condition which imposes liability or responsibility on the Company, except in each case for such violations, liabilities or responsibilities which have been resolved or which have not had or could not reasonably be expected to have a Material Adverse Effect on the Company. "Hazardous Materials" means (i)
          -------------------
hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by any Environmental Law, (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) radioactive materials including source byproduct or special nuclear materials, (v) pesticides and (vi) asbestos or asbestos-containing materials, but does not include materials normal in nature and amount for the Company's business, provided such materials are used in their intended fashion and in material compliance with Environmental Laws. "Releases" means spills, leaks, discharges, disposal, pumping, pouring, emissions, injection, emptying, leaching, dumping or allowing to escape.

               (d) No Environmental Claims or Environmental Liabilities (as such terms are defined below) are being asserted against the Company nor is the Company aware of any acts, omissions, facts, or circumstances which would so subject it, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company is responsible, including any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or its predecessors, and (ii) the Company has not received any notice of any violation of any Environmental Law or Environmental Permit or any Environmental Claim in connection with its assets, properties, businesses or operations, or, in each case, those of its predecessors, except in each case such Environmental Liabilities, Environmental Claims or violations which have not had or could not reasonably be expected to have a Material Adverse Effect on the Company. Without regard to the potential for a Material Adverse Effect on the Company, the Company has provided to Newco and has disclosed on Section 2.14(d) of the Company Disclosure Schedule all
                     --------------------------------------------------
material environmental assessment reports prepared by, on behalf of or, to the extent in the Company's possession or contract, relating to the Company since January 1, 1994 (or earlier for any such matter which is unresolved) regarding the environmental condition of the Company's properties or the environmental compliance of the Company or any subsidiary. The term "Environmental Claim"
                                                       -------------------
means any third party (including governmental agencies, regulatory agencies, employees or other private parties) action, lawsuit, claim, investigation proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water, land or structure; (iii) Hazardous Materials Management; (iv) exposure to Hazardous Material; (v) the safety or health of employees; or (vi) any violation of any Environmental Law or Environmental Permit. An "Environmental Claim" includes, but is not limited, to, a common law
            -------------------
action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of such an Environmental Permit as alleged by a federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority. The term "Environmental
                                                                   -------------
Liabilities" includes all costs arising from any Environmental Claim or
-----------
violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, investigatory remediation or monitoring costs, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

     Section 2.15. State Takeover Statutes. The Special Committee and the Board
                   -----------------------
of Directors of the Company have approved the Merger and this Agreement (and, solely for purposes of Section 203 of the DGCL, the Securities Purchase Agreement and the Voting Agreement), and, based in part on the representation set forth in Section 3.6, such approval is sufficient to render inapplicable to the Merger, this Agreement, the Securities Purchase Agreement, the Voting Agreement and the other Transactions the provisions of Section 203 of the DGCL to the extent, if any, such provisions are applicable to the Merger, this Agreement, the Securities Purchase Agreement, the Voting Agreement and the other Transactions. No other "fair price," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies or purports to apply to the Company, Newco, affiliates of Newco, the Merger, the Securities Purchase Agreement, the Voting Agreement, this Agreement, or any of the other Transactions.

     Section 2.16. Contracts. Section 2.16 to the Company Disclosure Schedule
                   ---------  -----------------------------------------------
lists, under the relevant heading, all contracts, agreements, arrangements, guarantees, licenses, leases and executory commitments (each a "Contract"),
                                                                --------
other than Benefit Plans, agreements disclosed on Section 2.10 to the Company
                                                  ---------------------------
Disclosure Schedule, Leases disclosed on Schedule 2.18(b) of the Company
-------------------                      -------------------------------
Disclosure Schedule and any Contracts heretofore filed as an exhibit to any
-------------------
Filed Company SEC Document, that exist as of the date hereof to which the Company is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of the Company's businesses other than those that are not or would not reasonably be expected to be material to the business of the Company, (b) joint venture, partnership or franchising agreements, (c) Contracts containing covenants purporting to limit the freedom of the Company to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the consummation of any of the Transactions would have the effect of limiting the freedom of the Surviving Corporation or any of its affiliates to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts relating to any outstanding commitment for capital expenditures in excess of $250,000, (f) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of the Company evidencing indebtedness for borrowed money or providing for the creation of any charge, security interest, encumbrance or Lien upon any of the assets of the Company, (g) Licenses, (h) Contracts with respect to which a change in the ownership (whether directly or indirectly) of the shares of Company Common Stock or the composition of the Board of Directors of the Company or any of the other Transactions may result in a violation of or default under, or give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of benefits under, such Contract or (i) any other agreement of a type required to be filed under Item 601(b)(10) of Regulation S-K promulgated by the SEC. All Contracts to which the Company is a party or by which it is bound are valid and binding obligations of the Company and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except such Contracts the invalidity or non-binding nature of which has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Company (or to its knowledge a default by any other party thereto) under or permit the termination of, any such Contract except such violations or defaults under or terminations which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has, prior to the date hereof, delivered true, complete and correct copies of the Contracts to Newco.

     Section 2.17.  Labor Matters.  Except to the extent set forth in Section
                    -------------                                     -------
2.17 of the Company Disclosure Schedule, (a) no employee of the Company is
---------------------------------------
represented by any union or other labor organization; (b) there is no labor strike, material dispute, material slowdown, representation campaign or work stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company; and (c) the Company has not experienced any material work stoppage or other labor unrest since December 26, 1999.

     Section 2.18.  Property.
                    --------

                    (a)  Section 2.18(a) of the Disclosure Schedule sets forth a
                         ------------------------------------------
list of all real property owned in fee by the Company. The Company has good and valid title to all such real property, free and clear of all Liens known to the Company except (i) Liens for taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith and in respect of which adequate reserves have been established, (ii) mechanics', materialmen's carriers', workmen's, warehousemen's, repairmen's landlord's or other similar Liens securing obligations that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (iii) imperfections of title and Liens that do not and would not reasonably be expected to detract materially from the value or materially interfere with the present use of the properties subject thereto or affected thereby, and (iv) in the case of any real property subject to a title commitment described in Section 2.18(a) of the Company Disclosure Schedule, imperfections
             --------------------------------------------------
of title and Liens that are shown on such title commitment or are otherwise of record (collectively, "Permitted Liens").
                       ---------------

                    (b)  Section 2.18(b)(i) of the Company Disclosure Schedule
                         -----------------------------------------------------
sets forth a correct and complete list of all real property leased by the Company, as lessor or lessee (or under which the Company otherwise has any liability), as of the date hereof, and the name of the lessor, the date of the lease (the "Leases") pertaining thereto and each amendment to the Lease. All
            ------
such Leases are valid and binding in accordance with their respective terms and the Company is not in default in any material respect under any Lease. Except as set forth in Section 2.18(b)(ii) of the Company Disclosure Schedule, the
             ------------------------------------------------------
execution and delivery of this Agreement by the Company and the consummation of the Transactions, including the Merger, does not and will not result in a breach or violation of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, modification (including as to the amount, timing or nature of lease payments), cancellation or acceleration or require the consent or approval of any party (other than the Company) under any Lease. Section
                                                                -------
2.18(b)(i) of the Company Disclosure Schedule also sets forth a list of all
---------------------------------------------
restaurants or bakeries owned or operated by the Company, together with the addresses of such restaurants or bakeries. The Company has duly given the notice required under the Commercial Lease between the Company and Runhil Investment Co., as landlord, for the premises located at 115 N.W. 22nd Street in Portland, Oregon to renew this Lease for a five year renewal term, and the term of this Lease will expire December 31, 2005. The Company has, prior to the date hereof, delivered true, complete and correct copies of the Leases to Newco.

     Section 2.19.  Undisclosed Liabilities.  Except as and to the extent
                    -----------------------
specifically disclosed in the Filed Company SEC Documents or accrued on the June 25, 2000 balance sheet included in the Filed Company SEC Documents, or as set forth in Section 2.19 of the Company Disclosure Schedule, and except for
         -----------------------------------------------
liabilities incurred in the ordinary course of business and otherwise not in contravention of this Agreement which are not material, to the Company's knowledge, the Company does not have any liabilities or obligations of any nature (whether absolute, contingent or otherwise, and whether or not required to be reflected or reserved against in a balance sheet of the Company prepared in accordance with United States generally accepted accounting principles) that have had or would reasonably be expected to have a Material Adverse Effect on the Company.

     Section 2.20.  Opinion of Financial Advisors.  The Company and the Special
                    -----------------------------
Committee has received the opinion of the Special Committee Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view. The Company has delivered a signed copy of such opinion to Newco (it being understood that Newco will not be a third party beneficiary of such opinion), and such opinion has not been amended, modified or revoked in a manner adverse to Newco. The Company has been authorized by the Special Committee Financial Advisor to permit the inclusion of such fairness opinion (and, subject to prior review and consent by such Special Committee Financial Advisor, a reference thereto) in the Schedule 13E-3 and the Proxy Statement.

     Section 2.21.  Intellectual Property.  Except to the extent the inaccuracy
                    ---------------------
of any of the following has not had and would not reasonably be expected to have a Material Adverse Effect on the Company:

                    (a) To the knowledge of the Company, the Company owns and/or is licensed to use (in each case, free and clear of any Liens, claims, or similar encumbrances), and has the right to bring actions for the infringement, dilution, misappropriation or other violation of, all patents and patent applications, trademarks, service marks, trade names, and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade names, trade dress, and all domain names, technology, inventions, know-how, trade secrets, processes and all agreements and other rights with respect to intellectual property and computer programs (collectively, "Intellectual Property") material
                                               ---------------------
to the conduct of Company's business as currently conducted;

                    (b) All of the patents, industrial design registrations, trademark and service mark registrations (including the U.S. trademark registration for "Il Fornaio"), copyright registrations and domain name registrations, and all applications for such registrations, owned by and/or exclusively licensed (including where exclusively licensed within a discrete territory) to the Company (A) to the knowledge of the Company, are valid and in full force, (B) are held of record in the name of the Company or are licensed exclusively to the Company in the discrete territory indicated, if applicable, and (C) are not, to the knowledge of the Company, the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. To the knowledge of the Company, all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations;

                    (c) To the knowledge of the Company, the use of such Intellectual Property by the Company does not infringe on the rights of any party;

                    (d) To the knowledge of Company, no person is infringing on any right of the Company with respect to such Intellectual Property;

                    (e) The Company is not, and the consummation of the Transactions will not cause them to be, in breach or violation of any agreement relating to the use of any of its Intellectual Property, and the Company has not received any notification, written or oral, from any third party that there is any such violation, breach, or inability to perform under any such agreement and is not aware of any basis therefor; and

                    (f) Other than the Licenses, there are no agreements, written or oral, which limit or otherwise relate to any rights by the Company to use any of its Intellectual Property.

     Section 2.22.  Insurance.  The Company maintains policies of fire and
                    ---------
casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are set forth in Section 2.22
                                                                  ------------
of the Company Disclosure Schedule.  As of the date of this Agreement, except as
----------------------------------
set forth in Section 2.22 of the Company's Disclosure Schedule, all such
             -------------------------------------------------
policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     Section 2.23.  Affiliate Transactions.  Except as disclosed in the Filed
                    ----------------------
Company SEC Documents or in Section 2.23 of the Company Disclosure Schedule,
                            -----------------------------------------------
there are no transactions, agreements, arrangements or understandings (or series thereof), written or oral, between the Company and any of its directors or officers (including, in the case of natural persons, any of such persons' relatives or affiliates) currently existing or effected or entered into since January 1, 1997 involving amounts in excess of $60,000.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

           Newco represents and warrants to the Company as follows:

     Section 3.1.   Organization and Qualification. Newco is a corporation duly
                    ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Newco is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each state where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to prevent or materially delay the consummation of the Merger or the other Transactions.

     Section 3.2.   Authority Relative to this Agreement.  Newco has all
                    ------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by Newco prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by Newco of this Agreement and each instrument required hereby to be exercised and delivered by Newco prior to or at the Effective Time and the performance of its obligations hereunder and thereunder, and the consummation by Newco of the Transactions have been duly and validly authorized by the Board of Directors of Newco, and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate the Transactions, other than filing of appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by Newco, and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Newco, enforceable against Newco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 3.3.   Proxy Statement.  None of the information supplied in
                    ---------------
writing by Newco specifically for inclusion in the Proxy Statement, if required, shall, at the time the Proxy Statement is mailed, at the time of the Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Newco is not
                                            --------  -------
making any representation or warranty as to any of the information relating to and supplied by or on behalf of the Company specifically for inclusion in the Proxy Statement. If, at any time prior to the Effective Time, any event relating to Newco is discovered by Newco that should be set forth in a supplement to the Proxy Statement, Newco will promptly inform the Company.

     Section 3.4.   Consents and Approvals; No Violation.  Subject to the taking
                    ------------------------------------
of the actions described in the immediately succeeding sentence, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Newco under (a) the certificate of incorporation or bylaws of Newco, (b) any loan or credit agreement, note, bond, indenture, lease or other agreement, instrument or Permit applicable to Newco or its properties or assets, (c) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to Newco or its properties or assets, other than, in the case of clause (b) and (c), any such conflicts, violations, defaults, rights or Liens that could not reasonably be expected to (x) impair in any material respect the ability of Newco to perform its obligation under this Agreement or (y) prevent or materially delay the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by Newco in connection with the execution and delivery of this Agreement or the consummation by Newco of any of the Transactions, except (i) in connection with the HSR Act, (ii) pursuant to the Exchange Act, (iii) the filing of the Certificate of Merger pursuant to the DGCL, (iv) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not reasonably be expected to prevent or materially delay consummation of the Merger or would not otherwise prevent Newco from performing its obligations under this Agreement or where the requirement to obtain such consent, approval, authorization or permit, or to make such filing or notification arises from the regulatory status of the Company, including in respect of the Liquor Licenses.

     Section 3.5.   Financing Commitments.  Newco has delivered to the Company
                    ---------------------
true and complete copies of commitments (the "Financing Commitments") of Fleet
                                              ---------------------
National Bank and BancBoston Capital, Inc. which, subject to the terms and conditions contained therein, would provide sufficient debt financing to enable Newco to consummate the Transactions. Newco has also delivered to the Company a true and complete copy of the Securities Purchase Agreement, which subject to the terms and conditions contained therein, would provide sufficient equity financing to enable Newco to consummate the Transactions. As of the date hereof, the Financing Commitments and the Securities Purchase Agreement are in full force and effect, and Newco has no reason to believe that the conditions included in the Financing Commitments or the Securities Purchase Agreement will not be satisfied before the Effective Time.

     Section 3.6.   Ownership of Company Stock.   Newco has delivered to the
                    --------------------------
Company a true and complete copy of the final form of the Voting Agreement. As of the date hereof (and immediately prior to execution of the Securities Purchase Agreement and the Voting Agreement), neither Newco nor any "affiliate" or "associate" of Newco "owns" any voting stock of the Company, as such quoted terms are defined in Section 203 of the DGCL. As of the parties' entry into this Agreement, no person is a party to the Securities Purchase Agreement or the Voting Agreement other than Newco , Bruckmann, Rosser, Sherrill & Co. II, L.P. and the persons listed on Exhibit A, as such Exhibit A reads on the date hereof.

                                  ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 4.1.   Conduct of Business of the Company Pending the Merger.  The
                    -----------------------------------------------------
Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Newco (which consent will not unreasonably be withheld or delayed), it shall:

                    (a) operate its business in the usual and ordinary course consistent with past practices;

                    (b) use its reasonable best efforts to preserve intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time;

                    (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                    (d) use its reasonable best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     Section 4.2.   Prohibited Actions by the Company.  Without limiting the
                    ---------------------------------
generality of Section 4.1, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by Newco (which consent will not unreasonably be withheld or delayed), from the date of this Agreement until the Effective Time, it shall not do any of the following:

                    (a) (i) increase the compensation (or benefits) payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or amend in any material respect any employment or severance agreement with, any employee; (iii) establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan of the Company or any ERISA Affiliate; or
(iv) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any Benefit Plan of the Company or any ERISA Affiliate; provided, however, that the Company may amend the Company Stock Option Plans or
--------  -------
other action to accelerate the vesting of any unvested Options that are issued and outstanding on the date hereof and disclosed in Section 2.3 of the Company
                                                    --------------------------
Disclosure Schedule; and may otherwise amend the Company Stock Option Plans
-------------------
(and option agreements entered into thereunder) to effectuate the purposes of
Section 1.11 hereof;

               (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock;

               (c) redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company (other than any purchase, forfeiture or retirement of shares of Company Common Stock or the Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company);

               (d) except as provided in Sections 1.4 and 1.6 hereof, effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

               (e) except as provided in Sections 1.4 and 1.6 hereof, offer, sell, issue or grant, or authorize or propose the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of, or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any Voting Company Debt or other voting securities of, the Company, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units (or increase the number of shares reserved for issuance under the Company Option Plans), other than issuance of shares of Company Common Stock upon the exercise of the Options issued and outstanding as of the date of this Agreement and disclosed in Section
                                                                         -------
2.3 of the Company Disclosure Statement in accordance with the terms thereof (as
---------------------------------------
in effect on the date of this Agreement);

               (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other person (other than the purchase of inventories and supplies from suppliers or vendors in the ordinary course of business and consistent with past practice);

               (g) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the properties or assets of the Company that are material to the business of the Company, except for dispositions of excess or obsolete assets and sales in the ordinary course of business and consistent with past practice;

               (h) except as contemplated by Section 1.4, propose or adopt any amendments to its Certificate of Incorporation or Bylaws or other organizational documents;

               (i) effect any change in any accounting methods, principles or practices in effect as of December 26, 1999 affecting the reported consolidated assets, liabilities or results of operations of the Company, except as may be required by a change in generally accepted accounting principles;

               (j) (i) incur any indebtedness for borrowed money other than pursuant to the Revolving Line of Credit Note & Loan Agreement, dated as of March 31, 1998, between the Company and Wells Fargo Bank, N.A., issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any such indebtedness or debt securities of another person, enter into any capital lease, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or grant to any person or create any Lien outside the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

               (k)  enter into or amend any Contract of a type described in
Section 2.16 (except for Licenses which are not material to the Company or its business and except for Contracts entered into or amended in the ordinary course of business) or enter into or amend a lease for real property (it being understood the Company enters into new leases in the ordinary course of business);

               (l) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

               (m) make any Tax election except in a manner consistent with past practice, change any method of accounting for Tax purposes, or settle or compromise any material Tax liability;

               (n) make or agree to make any capital expenditures for the period from October 1, 2000 until the Effective Time in excess of the amount of capital expenditures for such period reflected in the capital budget attached as
Section 4.2(n) of the Company Disclosure Schedule (except for capital
-------------------------------------------------
expenditures which exceed such budgeted amount by less than $250,000);

               (o) make any payment to any landlord under a Lease, except for payments of rent in the ordinary course of business and except for payments not to exceed the amount, and for the purpose, set forth in Section 4.2(o) of the
                                                        ---------------------
Company Disclosure Schedule in the aggregate.
---------------------------

                    (p) form, create or organize any Subsidiary, or purchase or acquire any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity; or

                    (q) agree in writing or otherwise to take any of the foregoing actions or any action which would cause any condition set forth in
Article VI to be unsatisfied.

                                   ARTICLE V

                      COVENANTS AND ADDITIONAL AGREEMENTS

     Section 5.1.   No Solicitation.
                    ---------------

                    (a) From and after the date hereof until the Effective Time or the termination of this Agreement in accordance with Section 7.1, neither the Company, nor any of its respective officers, directors, employees, representatives, agents or affiliates (including any investment banker, attorney or accountant retained by the Company or the Special Committee but excluding any affiliate of the Company that is not controlled by the Company (other than directors of the Company)) will directly or indirectly initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action with the intention of facilitating, any inquiries or the making or submission of any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group to make or submit an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or group to do or seek any of the foregoing, or authorize or permit any of its officers, directors or employees or any of its affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it to take any such action; provided, however, that nothing contained in this Agreement shall
             --------  -------
prohibit the Board of Directors of the Company or the Special Committee or the Representatives from furnishing information to or entering into discussions or negotiations with any person or group that makes an unsolicited written, bona fide Acquisition Proposal, if, and only to the extent that (i) the Special Committee determines in good faith by a majority vote, after consultation with the Special Committee Financial Advisor (or other nationally reputable financial advisor) and with independent legal counsel that such proposal is, or is reasonably likely to lead to, a Superior Proposal (provided that the Special Committee or its advisors shall be permitted to contact such third party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the likelihood of consummation), (ii) the Special Committee determines in good faith by a majority vote after consultation with its outside legal counsel that the failure to negotiate, or otherwise engage in discussions, with such third party would be inconsistent with the Board's fiduciary duties under applicable law, and (iii) such person or group, prior to the disclosure of any non-public information, enters into a confidentiality agreement with the Company that is not, in any material respect, less restrictive as to such person or group than the Confidentiality Agreement (as defined in Section 5.3) in terms of confidentiality and standstill restrictions and which does not contain exclusivity provisions which would prevent the Company from complying with its obligations hereunder. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.1 by any officer, director, employee or affiliate of the Company (except an affiliate who is not controlled by the Company (other than a director)) or any investment banker, attorney, accountant or other advisor, agent or representative of the Company or the Special Committee, whether or not such person is purporting to act on behalf of the Company or its directors or otherwise, shall be deemed to be a breach of this Section 5.1 by the Company.

                    (b) Except as expressly permitted by this Section 5.1, neither the Board of Directors of the Company nor the Special Committee (or any other committee thereof) shall (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (ii) cause the Company to accept such Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal; provided, however,
----------------------                                        --------  -------
that the Board of Directors of the Company (acting on the recommendation of the Special Committee) may take such actions if, and only to the extent that (A) such Acquisition Proposal is a Superior Proposal, (B) the Special Committee determines in good faith by a majority vote, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duty of the Board of Directors of the Company under applicable law,
(C) the Company is not in breach of this Section 5.1 and (D) in the case of clause (ii) above, (I) the Company shall, prior to or simultaneously with the taking of such action, have paid or pay to Newco or its designee the Termination Fee and Expense Reimbursement referred to in Section 7.3, and (II) the Company shall have complied with its obligations under Section 7.1(h).

                    (c) In addition to the obligations of the Company set forth in Sections (a) and (b) above, the Company shall promptly (and in any event, within 24 hours) advise Newco orally and in writing of any request for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry and its response or responses thereto. The Company will keep Newco fully informed of the status and material terms (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. The Company will immediately cease and cause to be terminated any activities, discussions or negotiations existing on the date of this Agreement with any parties conducted heretofore with respect to any of the foregoing, provided that this sentence will not make the provisions of Sections 5.1(a) or (b) inapplicable to a subsequent proposal by any such party.

                    (d)  As used herein, "Acquisition Proposal" means an
                                          --------------------
inquiry, offer or proposal regarding any of the following (other than the Transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Company or of any Material Business (as defined below) in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 15% of the outstanding shares of any class of equity securities of the Company (or in the case of a person or group which beneficially owns more than 15% of the outstanding shares of any class of equity securities of the Company as of the date hereof, would result in such person or group increasing the percentage or number of shares of such class beneficially owned by such person or group) or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 15% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Newco of the Merger; or (v) any public announcement by the Company or any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Superior Proposal" means any proposal made by a third party to
            -----------------
acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, not less than 51% of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company which the Special Committee determines in good faith (A) is more favorable to the stockholders of the Company (other than the Rollover Group) from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed in writing by Newco in response to such Acquisition Proposal), (B) is not subject to any material contingency, to which the other party thereto has not reasonably demonstrated in its written offer its ability to overcome or address, including the receipt of government consents or approvals (including any such approval required under the HSR Act), and (C) is reasonably likely to be consummated and is in the best interests of the stockholders of the Company. "Material Business" means any business (or the
                              -----------------
assets needed to carry out such business) that contributed or represented 15% or more of the net sales, the net income or the assets (including equity securities) of the Company.

                    (e) Subject to compliance with Section 5.1(b), the Company or the Board of Directors of the Company or the Special Committee may make any disclosure or statement to the Company's stockholders if it determines in good faith after consultation with independent legal counsel as to legal matters that the failure to take such action would be inconsistent with the fiduciary duty of the Board of Directors under applicable law or is required by applicable law.

     Section 5.2.   Access to Information.  Between the date of this Agreement
                    ---------------------
and the Effective Time, the Company shall (a) afford to Newco and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives full access during normal business hours and at all other reasonable times to the officers, employees, agents, properties, offices and other facilities of the Company and to their books and records (including all Tax Returns and all books and records related to Taxes and such returns), (b) permit Newco to make such inspections as it may require (and the Company shall cooperate with Newco in any inspections, including environmental due diligence), and (c) furnish promptly to Newco and its representatives a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and such other information concerning the business, properties, contracts, records and personnel of the Company (including financial, operating and other data and information) in the possession of the Company or the Company's counsel, accountants or other consultants or agents as may be reasonably requested, from time to time, by or on behalf of Newco. All access, inspections and furnishing pursuant to this Section 5.2 shall (i) be on reasonable notice to the Company, (ii) be scheduled and otherwise managed so as not to unreasonably disrupt the Company's operations, (iii) without prior authorization of the Company (such authorization not to be unreasonably withheld) not involve direct contact with non-officer employees, suppliers or non-retail customers and (iv) not extend to any matter otherwise protected by the attorney-client privilege, unless, in the case of this clause (iv), Newco agrees that such information is to be provided in confidence in anticipation of litigation and is subject to the attorney-client privilege.

     Section 5.3.   Confidentiality Agreement.  The parties agree that the
                    -------------------------
provisions of the Confidentiality Agreement, dated October 10, 2000 (the "Confidentiality Agreement"), between an affiliate of Newco and the Company
 -------------------------
shall remain binding and in full force and effect in accordance with its terms. The parties shall comply with, and shall cause their respective representatives to comply with, all of their respective obligations under the Confidentiality Agreement until the Merger, at which time the Confidentiality Agreement shall terminate and be of no further force and effect.

     Section 5.4.   Reasonable Efforts.
                    ------------------

                    (a)  Subject to the terms and conditions herein (including
Section 5.1), each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as reasonably practicable the Merger and the other Transactions and, in the case of Newco, the debt and equity financing required to consummate the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable efforts shall include reasonable efforts to obtain all necessary consents, approvals or waivers from third parties (including any required consents of holders of securities of the Company) and Governmental Entities necessary to the consummation of the Transactions.

                    (b) The Company shall give and make all required notices and reports to the appropriate persons with respect to the Permits (including the Liquor Licenses) and Environmental Permits that may be necessary for the ownership, operation and use of the assets of Surviving Corporation after the Effective Time. Subject to the other terms of this Agreement, each of the Company and Newco shall cooperate and use their respective reasonable efforts to make all filings, to obtain all actions or nonactions, waivers, and orders of Governmental Entities necessary to consummate the Transactions and to take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental

Entity. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

                    (c) Without limiting the foregoing, the Company shall prior to the Effective Time cooperate with Newco in any manner reasonably requested by Newco in connection with obtaining the regulatory approvals as may be required by any Governmental Entities to maintain in effect following the Effective Time all Liquor Licenses and other Permits necessary to maintain continuity of service of alcoholic beverages, as well as the continuity of the same forms of business operations conducted at, in or upon each property owned or leased by the Company as of the date hereof. The Company agrees to use reasonable efforts to obtain any such approvals required in respect of the Liquor Licenses and other Permits in an expeditious manner.

                    (d) The Company and its Board of Directors shall (i) take all action within its power to make any state takeover statute or similar statute, rule or regulation inapplicable to the Merger, this Agreement, the Securities Purchase Agreement, the Voting Agreement or any of the other Transactions and (ii) if any state takeover statute or similar statute, rule or regulation becomes applicable to the Merger, this Agreement, the Securities Purchase Agreement, the Voting Agreement or any of the other Transactions, take all action within its power to ensure that the Merger and such other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and such other Transactions.

     Section 5.5.   Indemnification of Directors and Officers.
                    -----------------------------------------

                    (a) Newco agrees that all rights to indemnification for acts or omissions occurring prior to or upon the Effective Time existing as of the date hereof in favor of the current or former directors or officers of the Company as provided in the certificate of incorporation or bylaws or indemnification agreements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years from the Effective Time, it being understood that during such six year period, the Surviving Corporation may make modifications or amendments to its Certificate of Incorporation or Bylaws so long as the rights of such current and former directors or officers under such documents are not adversely affected with respect to matters existing or occurring prior to the Effective Time. Newco shall cause to be maintained, if commercially available, for a period of six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy (the "D&O Insurance") (provided that Newco
                                           -------------
may substitute therefor, at its election, policies or financial guarantees with the same carriers or other obligors of substantially equal or better financial standing as insure Newco's directors and officers of at least the same coverage and amounts containing terms and conditions which are substantially similar to the existing D&O Insurance or which are the same as those applicable to Newco's directors or officers) to the extent that such insurance policies provide coverage for events occurring prior to or upon the Effective Time for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium to be paid by the Company after the date of this Agreement for such D&O Insurance during such six-year period would not exceed 200% of the current annual premium. If, during such six-year period, such insurance coverage cannot be obtained at all or can only be obtained for an amount in excess of 200% of the current annual premium therefor, Newco shall use reasonable efforts to cause to be obtained for an amount equal to 200% of the current annual premium therefor, on terms and conditions substantially similar to the existing D&O Insurance.

                    (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made in writing against any present or former director or officer of the Company based on or arising out of the services of such person prior to or upon the Effective Time in the capacity of such person as a director or officer of the Company (and such director or officer shall have given Newco written notice of such claim or claims within such six year period), the provisions of paragraph (a) of this Section 5.5 respecting the rights to indemnify the current or former directors or officers under the Certificate of Incorporation and Bylaws of the Company shall continue in effect until the final disposition of all such claims.

                    (c)  Notwithstanding anything to the contrary in this
Section 5.5, but subject to the terms of the Company's existing indemnification agreements (in the form filed with the Company SEC Documents), neither Newco nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

     Section 5.6.   Event Notices and Other Actions.
                    -------------------------------

                    (a) From and after the date of this Agreement until the Effective Time, the Company shall promptly notify Newco of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied, (ii) the Company's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied and
(iii) any representation or warranty made by the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified as to materiality becoming untrue or inaccurate in any material respect. The Company's delivery of any notice pursuant to this Section 5.6(a) shall not cure any breach of any representation or warranty of the Company contained in this Agreement or otherwise limit or affect the remedies available hereunder to Newco.

                    (b) The Company shall not take any action or nonaction that will, or that would reasonably be expected to, cause any condition to the Merger set forth in Section 6.2(a) not to be satisfied.

                    (c) From and after the date of this Agreement until the Effective Time, Newco shall promptly notify the Company of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied, (ii) Newco's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or would reasonably be expected to result in, any condition to the Merger set forth in Article VI not being satisfied and (iii) any representation or warranty made by Newco contained in this agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified as to materiality becoming untrue or inaccurate in any material respect. Newco's delivery of any notice pursuant to this Section 5.6(c) shall not cure any breach of any representation or warranty of Newco contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Company.

                    (d) Newco shall not take any action or nonaction that will, or that would reasonably be expected to cause any condition to the Merger set forth in Section 6.3(a) not to be satisfied.

                    (e) No rights of a party hereunder shall be limited, and no party shall be deemed to have waived any rights, by reason of any investigation or audit conducted before or after the date hereof by any party or the knowledge of any breach of a representation, warranty or covenant by the other party. Each of Newco, on the one hand, and the Company, on the other, shall have the right to rely fully on the representations, warranties and covenants of the other party.

     Section 5.7.   Third Party Standstill Agreements.  During the period from
                    ---------------------------------
the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or take any action to waive any provision of any confidentiality or standstill or similar agreement to which the Company is a party (other than any involving Newco). Subject to the foregoing, during such period, the Company agrees to enforce to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court or other tribunal having jurisdiction. Notwithstanding the foregoing, nothing in this Section 5.7 is intended to prevent the Company from exercising its rights under Section 5.1 in accordance with the provisions of such Section.

     Section 5.8.   Employee Stock Options; Employee Plans and Benefits and
                    -------------------------------------------------------
Employment Contracts.
--------------------

                    (a)  Company Stock Option Plans. Simultaneously with the
                         --------------------------
execution of this Agreement, the Board of Directors of the Company (or, if appropriate, the Special Committee or any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 1.11 in respect of all outstanding Options, and thereafter the Board of Directors of the Company (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

                    (b)  Payments in Respect of Options and Award Units. Each
                         ----------------------------------------------
Option cancelled pursuant to Section 1.11 (other than Options cancelled in exchange for shares, or options to purchase shares, of Newco by members of the Rollover Group under the Securities Purchase Agreement) shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Company Common Stock subject to such Option, whether or not then exercisable, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Option.

                    (c)  Time of Payment. The cash amount described in paragraph
                         ---------------
(b) of this Section 5.8 shall be paid as promptly as is practicable after the Effective Time.

                    (d)  Withholding.  All amounts payable pursuant to Section
                         -----------
1.11 and Section 5.8(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest. Payment shall, at Newco's request, be withheld in respect of any Option until Newco has received reasonable documentation that such payment is in full satisfaction of all rights under such Option.

                    (e)  Termination of Equity-Based Compensation.  No Options
                         ----------------------------------------
will be issued under the Company Option Plans after the date hereof, and, effective as of November 1, 2001, any offering of shares of Company Common Stock pursuant to the Company's 1997 Employee Stock Purchase Plan has been terminated (and the Company's Board of Directors have taken the necessary action to cause such termination). Unless otherwise determined by Newco, any provision in any other Benefit Plan providing for the potential issuance, transfer or grant of any capital stock of the Company or any interest, or release of restrictions, in respect of any capital stock of the Company shall be terminated as of the Effective Time. The Company shall ensure that, following the date of this Agreement, unless otherwise determined by Newco, no holder of an Option, restricted stock or derivative security or any participant in the Company Stock Option Plans or other Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation, other than shares of Company Common Stock issued or issuable upon exercise of Options that are issued and outstanding on the date hereof. No participant in the Company Stock Option Plans shall be entitled to receive any other payment or benefit thereunder except as provided in Section 1.11 and this Section 5.8 (or pursuant to the Securities Purchase Agreement).

                    (f)  No Right to Employment. Nothing contained in this
                         ----------------------
Agreement shall confer upon any employee of the Company or any ERISA Affiliate any right with respect to employment by Newco, the Surviving Corporation or any of Newco's affiliates, nor shall anything herein interfere with any or create any additional right of Newco, the Surviving Corporation or any of Newco's affiliates to terminate the employment of any such employee at any time, with or without cause, or restrict Newco, the Surviving Corporation or any of Newco's affiliates in the exercise of their independent business judgment in modifying any other terms and conditions of the employment of any such employee.

     Section 5.9.   Meeting of the Company's Stockholders.
                    -------------------------------------

                    The Company shall promptly after execution of this Agreement take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a stockholder meeting to consider and vote on the Merger and this Agreement (the "Stockholder Meeting"). At the Stockholder
                                       -------------------
Meeting, all of the shares of Company Common Stock then owned by Newco or any other affiliate of Newco shall be voted to approve the Merger and this Agreement. Subject to Section 5.1, the Board of Directors of the Company (and the Special Committee) shall recommend that the Company's stockholders vote to approve the Merger and this Agreement if such vote is sought, shall use its reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action in its judgment necessary and appropriate to secure the vote of stockholders required by the DGCL to effect the Merger.

     Section 5.10.  Proxy Statement.  The Company and Newco shall furnish to
                    ---------------
each other all information concerning such person or such person's business that is required for the Proxy Statement. The Company shall, as soon as practicable after the date hereof, prepare and file (after providing Newco with a reasonable opportunity to review and comment thereon) the Proxy Statement (including the
Schedule 13E-3) with the SEC and shall use its reasonable efforts to respond to any comments of the SEC (after providing Newco with a reasonable opportunity to review and comment thereon) and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff of the SEC; provided, however, that in
                                                      --------  -------
no event shall the Company file the preliminary Proxy Statement with the SEC any later than the date 45 days after the date hereof (unless Newco shall have failed to cooperate with the preparation thereof as contemplated by this Section 5.10). The Company shall notify Newco promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Newco with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company will cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Stockholder Meeting (including any requirement to amend or supplement the Proxy Statement). Newco shall cooperate with the Company in the preparation of the Proxy Statement, and without limiting the generality of the foregoing, the Company and Newco shall promptly furnish to the other such information relating to it and its affiliates and the Transactions and such further and supplemental information as may be reasonably requested by the other party and shall promptly notify the other party of any change in such information. If at any time prior to the Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement; provided, however, that no such amendment or
                            --------  -------
supplement to the Proxy Statement will be made by the Company without providing Newco the reasonable opportunity to review and comment thereon and without the approval of Newco, which approval shall not be unreasonably withheld. To the extent practicable, the Company and its counsel shall (and the Company shall cause the Special Committee and its counsel to) permit Newco and its counsel to participate in all communications with the SEC and its staff, including all meetings and telephone conferences, relating to the Proxy Statement, this Agreement or the Transactions; provided,
                                                                     --------
however, that in the event that such participation by Newco is not practicable,
-------
the Company (or the Special Committee) shall promptly inform Newco of the content of all such communications and the participants involved therein.

                    (a) Subject to the provisions of Section 5.1, the Company agrees to include in the Proxy Statement the recommendation of the Company's Board of Directors and the Special Committee. The Proxy Statement shall contain a copy of the opinion of the Special Committee Financial Advisor.

     Section 5.11.  Public Announcements.  Newco and the Company shall to the
                    --------------------
fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section 5.12.  Stockholder Litigation.  The Company shall give Newco the
                    ----------------------
opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the Transactions until the Effective Time pursuant to this Agreement; provided,
                                                                  --------
however, that no such settlement shall be agreed to without Newco's consent,
-------
which consent shall not be unreasonably withheld.

     Section 5.13.  FIRPTA.  The Company shall deliver to Newco prior to the
                    ------
execution of this Agreement a certified statement, prepared in accordance with Sections 897 and 1445 of the Code, that the shares of Company Common Stock are not "United States real property interests" within the meaning of Section 897 of the Code.

     Section 5.14.  Alternative Financing; Disclosure.
                    ---------------------------------

                    (a) So long as the Company is in material compliance with its obligations under this Agreement, Newco shall use commercially reasonable efforts to satisfy the requirements of the Financing Commitments and the Securities Purchase Agreement and to obtain the funding contemplated by and on the terms contained in the Financing Commitments and the Securities Purchase Agreement, or, in the case of the Financing Commitments, if any of the Financing Commitments is terminated or such funds shall not otherwise be available, use commercially reasonable efforts to obtain an alternative source of financing, in each case, on financial and other terms no less favorable to Newco than those set forth in the respective Financing Commitments.

                    (b) Following the date hereof, any amendment, termination or cancellation of any Financing Commitment or any modification of any Financing Commitment or any information which becomes known to Newco which makes it substantially unlikely to obtain the financing on the terms set forth in the Financing Commitments, shall be promptly disclosed to the Company and the Special Committee of the Board of Directors. Newco shall keep the Company and the Special Committee of the Board of Directors reasonably apprised of any discussions or communications with each person providing debt financing which relates to the matters referred to in the preceding sentence. Newco shall make available to each person providing debt financing under the Financing Commitments or such alternative financing true and complete copies of the Company Disclosure Statement and any supplement thereto delivered by the Company pursuant to Section 5.6(a), and shall promptly advise each such person (or any agent on their behalf) of any information of which it becomes aware which would reasonably be expected to constitute a Material Adverse Effect.

     Section 5.15.  HSR Act.  The Company and Newco will file all Notification
                    -------
and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will exercise reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable.

                                  ARTICLE VI

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

                    (a) this Agreement shall have been approved by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with the DGCL, the rules of the Nasdaq National Market and any applicable provisions of the Company's certificate of incorporation or bylaws;

                    (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity which is in effect and has the effect of prohibiting the consummation of the Merger; and

                    (c) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated.

     Section 6.2.   Conditions to Obligations of Newco to Effect the Merger.
                    -------------------------------------------------------
The obligations of Newco to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which may be waived by Newco, in its sole discretion:

                    (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (i) as of the date of this Agreement and (ii) except for changes specifically contemplated by the provisions of this Agreement (other than Section 5.6(a)), immediately before the Effective Time with the same effect as if such representation and warranties had been made immediately before the Effective Time (except for representations and warranties made as to specified dates, which shall be true and correct as of such dates), except to the extent that any and all inaccuracies in any representations and warranties (other than those set forth in Sections 2.1 - 2.3 and 2.8(b), which must be true and correct at the Effective Time) that were true and correct on the date of this Agreement but were inaccurate immediately before the Effective Time have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (provided that, for purposes of this clause (ii), any representation or warranty set forth in Article II that is qualified by materiality or references to "Material Adverse Effect" or similar qualifications shall be read solely for purposes of this Section 6.2(a)(ii) as if such qualifications were not present); the Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or immediately before the Effective Time; and Newco shall have received a certificate signed by an executive officer of the Company to the effects set forth in this Section 6.2(a);

                    (b) The Company shall not have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties that has had or would reasonably be expected to have a Material Adverse Effect, nor shall any other incident, occurrence or event have occurred since the date of this Agreement that has had or would reasonably be expected to have a Material Adverse Effect;

                    (c) There shall not be pending or threatened any suit, action, proceeding or investigation: (i) relating to the Merger to which a Governmental Entity is a party or (ii) which has had or would reasonably be expected to have a Material Adverse Effect on the Company;

                    (d) The Company shall have received (and furnished to Newco evidence thereof reasonably satisfactory to Newco) (i) any necessary or required approvals and consents from all third parties or Governmental Entities necessary or required to maintain the Leases and the Liquor Licenses in effect following the Merger on the same terms as in effect on the date hereof, and such approvals and consents shall not have expired or been withdrawn; and (ii) any necessary or required approvals and consents from all third parties and Governmental Entities other than those referred to in clause (i) necessary or required to complete the Transactions and to maintain the Contracts and the Permits in effect following the Merger on the same terms as in effect on the date hereof, other than (in the case of this clause (ii) only) any such approvals and consents the absence of which does not and would not reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation, and such approvals and consents (subject to such exception) shall not have expired or been withdrawn;

                    (e) Newco shall have received the proceeds of the financing contemplated in the Financing Commitments on the terms and conditions set forth in the Financing Commitments or upon terms and conditions that are no less favorable to Newco;

                    (f) Construction of the Company's restaurants or bakeries referred to in Section 6.2(f) of the Company Disclosure Schedule shall have been
               -------------------------------------------------
completed; and such restaurants or bakeries shall have opened for business;

                    (g)  Immediately prior to the Effective Time, the Company
(i) shall not have any indebtedness for borrowed money (including any capital leases and any indebtedness incurred by guaranty, suretyship or similar arrangement) and (ii) shall have at least $4,400,000 in available Cash and Cash Equivalents. As used above, "Cash and Cash Equivalents" means, as of the date of
                             -------------------------
determination, the amount of the Company's cash and cash equivalents as of such date (determined in accordance with generally accepted accounting principles applied consistently with the financial statements contained in the Company SEC Reports), plus (x) the amount of tenant improvement allowances to be paid to the Company under the Leases within 90 days after such date (but only up to a maximum of $2,500,000 in the aggregate), plus (y) the reasonable out-of-pocket expenses of the Company incurred in connection with the negotiation and consummation of the Merger and the other Transactions (other than the Settlement
Fee) that have, prior to such date, been paid in cash by the Company, plus (z) the amount of the Settlement Fee (but only up to a maximum of $250,000), less
(aa) the amount of capital expenditures, pre-opening expenses, cost of supplies and other start-up costs associated with the Company Restaurants referred to in
Section 6.2(f) of the Company Disclosure Schedule that have not theretofore been
-------------------------------------------------
fully paid in cash;

                    (h) The Company, the members of the Rollover Group named therein and JH&C shall have entered into the Settlement Agreement and JH&C shall have released the Company, Newco, the Surviving Corporation and their respective officers, directors and agents from all liabilities, claims and obligations (and such release shall be in full force and effect);

                    (i) Notwithstanding any matters disclosed by the Company in connection with the representations and warranties set forth in Article II or elsewhere in this Agreement, neither Newco nor its lenders, agents or representatives shall have identified any facts, conditions or circumstances which have resulted in or would reasonably be likely to result in any material Environmental Claim, Environmental Liability or any other material environmental conditions or violations;

                    (j) The Dissenting Shares shall not include more than 10% of the issued and outstanding shares of Company Common Stock.

     Section 6.3.   Conditions to the Obligations of the Company.  The
                    --------------------------------------------
obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which may be waived by the Company, in its sole discretion:

                    (a) the representations and warranties of Newco contained in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement and (ii) except for changes specifically contemplated by the provisions of this Agreement (other than Section 5.6(c)), immediately before the Effective Time with the same effect as if such representations and warranties had been made immediately before the Effective Time (except for representations and warranties made as to specified dates, which shall be true and correct as of such dates); Newco shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or immediately before the Effective Time; and the Company shall have received a certificate signed by an executive officer of Newco to the effects set forth in this Section 6.3(a).

                    (b) Newco or the Surviving Corporation shall have received $40 million in equity financing, composed of either cash equity financing and/or the exchange or cancellation of shares of Company Common Stock or options to purchase Company Common Stock from the Rollover Group (including pursuant to the second sentence of Section 1.6(a)); and (i) Newco or the Surviving Corporation shall have received the proceeds of the debt financing contemplated by the Financing Commitments on the terms and conditions set forth in the Financing Commitments or (ii) Newco or the Surviving Corporation shall have received the proceeds of debt financing sufficient to permit Newco to consummate the Merger on other terms not materially less advantageous to Newco as a whole or (iii) Newco or the Surviving Corporation shall have received the proceeds of debt financing sufficient to permit Newco to consummate the Merger on other terms so long as the incurrence of such debt by Newco will not render the Surviving Corporation insolvent.

                                  ARTICLE VII

                        TERMINATION; AMENDMENT; WAIVER

     Section 7.1.   Termination. This Agreement may be terminated and the Merger
                    -----------
and the other Transactions may be abandoned at any time prior to the Effective Time, by written notice by the terminating party to the other party, whether before or after approval of the matters presented in connection with the Merger to the stockholders of the Company:

                    (a) by the mutual written consent of the Board of Directors of Newco and the Company;

                    (b) by either Newco or the Company by action of its Board of Directors if the Merger shall not have been consummated by May 31, 2001 (provided the right to terminate this Agreement under this Section 7.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                    (c) by either Newco or the Company by action of its Board of Directors if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, except if the party relying on such order, decree, or ruling or other action has not complied with its obligations under Section 5.4 of this Agreement;

                    (d) by either Newco or the Company by action of its Board of Directors, if at the Stockholders Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company in favor of the Merger and this Agreement shall have not been obtained;

                    (e)  by Newco by action of its Board of Directors, (i) if
     (A) the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have taken any action prohibited by
     Section 5.1; or (B) the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have recommended to the stockholders of the Company an Acquisition Proposal; or (ii) (A) if the Board of Directors of the Company (or any committee thereof, including the Special Committee) shall have withdrawn, revoked, amended or modified its approval or recommendation of the Merger and this Agreement in a manner adverse to Newco, (B) if the Special Committee Financial Advisor shall have withdrawn, revoked, amended or modified its opinion referred to in Section
     2.20 in a manner adverse to Newco or (C) the Company shall fail to include in the Proxy Statement its approval or recommendation of the Merger and this Agreement;

                    (f) by Newco, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties or covenants required to be performed by it under this Agreement, and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Company by the Newco;

                    (g) by the Company, if Newco shall have breached or failed to perform in any material respect any of its representations, warranties or covenants required to be performed by it under this Agreement, and such breach or failure to perform has continued unremedied for ten business days following notice of such breach to Newco by the Company; and

                    (h) by the Company at any time prior to the Stockholder Meeting, by action of the Special Committee, if the Company shall have received after the date hereof an Acquisition Proposal for an Alternative Transaction from a third party that was not initiated, solicited or encouraged by the Company in violation of this Agreement and that does not materially violate or breach any confidentiality or standstill agreement executed by such party with respect to the Company and (i) the Special Committee determines in good faith by a majority vote after consultation with its financial and legal advisors that such Acquisition Proposal is a Superior Proposal, (ii) the Special Committee determines in good faith by a majority vote after consultation with its outside legal counsel that the failure to approve such agreement would be inconsistent with the fiduciary duties of the Board of Directors under applicable law, (iii) the Special Committee has received a written opinion, a copy of which has been delivered to Newco, from the Special Committee Financial Advisor that the Acquisition Proposal is fair from a financial point of view to the stockholders of the Company (other than any stockholders participating in the buying group in such transaction); provided, however, that any such
                                            --------  -------
     termination shall not be effective unless: (I) the Special Committee has provided Newco with written notice that it intends to terminate this Agreement pursuant to this Section

     7.1(h), identifying the Alternative Transaction (and the parties thereto) then determined to be more favorable and delivering to Newco a copy of the written agreement for such Alternative Transaction in the form to be entered into (it being understood that if such form changes prior to termination of this Agreement, the Special Committee will notify Newco thereof pursuant to Section 5.1(c), but the two business day advance notice requirement referred to in the following clause (II) will not apply to such subsequent notices), and (II) at least two full business days after the Special Committed has provided the initial notice required by clause (I) above, the Special Committee delivers to Newco a written notice of termination of this Agreement pursuant to this Section 7.1(h); and (iv) upon delivery of the termination notice referred to in clause (II) above, the Company has delivered to Newco a check or wire transfer of same day funds in the amount of the Expense Reimbursement (as defined in Section 7.3(e)) and the Termination Fee (as defined in Section 7.3(b)) and written acknowledgement from the Company that the Company has irrevocably waived any right to contest or object to such payment. As used herein, "Alternative Transaction" means any of the transactions set forth in
     ------------------------
     clauses (i) - (v) or otherwise contemplated in the definition of Acquisition Proposal set forth in Section 5.1(d).

          Section 7.2.   Effect of Termination. In the event of termination of
                         ---------------------
     this Agreement as provided in Section 7.1, this Agreement, except for the provisions of Sections 5.3, 7.2, 7.3, and 8.6, shall immediately become void and there shall be no liability or obligation on the part of Newco or the Company or their respective officers, directors, stockholders or affiliates, except as set forth in Section 7.3 below or except to the extent that a party to this Agreement has breached in any material respect any representation, warranty or covenant contained in this Agreement; provided, however, that the provisions of Sections 5.3, 7.2, 7.3 and 8.6 of
     --------  -------
     this Agreement shall remain in full force and effect and survive any termination of this Agreement.

          Section 7.3.   Fees and Expenses.
                         -----------------

                         (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                         (b) In the event of a termination of this Agreement by the Company pursuant to Section 7.1(h), the Company shall pay to Newco (i) the Expense Reimbursement (as defined in Section 7.3(e) below), and (ii) an amount equal to $2,700,000 (the "Termination Fee"), in each case in
                                      ---------------
     accordance with Section 7.1(h).

                         (c) In the event of termination of this Agreement pursuant to Section 7.1(e)(i) hereof, then the Company shall pay to Newco
     (i) the Expense Reimbursement and (ii) the Termination Fee, in each case within five business days after such termination (by check or wire transfer of same day funds).

                         (d) In the event of termination of this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(e)(ii) hereof, the Company shall pay to Newco the Expense Reimbursement prior to or simultaneously with such termination (or, if such termination is by Newco, within five business days of such termination) (in either case, by check or wire transfer of same day funds), and if (i) the Company receives an Acquisition Proposal from any person or group prior to such termination of this Agreement and
     (ii) within 12 months after such termination an Acquisition Proposal (whether or not involving such person or group) is consummated, then the Company shall pay to Newco, in addition to the Expense Reimbursement, the Termination Fee within five business days after consummation of such transaction (by check or wire transfer of same day funds); provided,
                                                                --------
     however, that (i) if such termination occurs under Section 7.1(b) as a
     -------
     result of a material adverse change in the Company's business, financial condition or prospects, the Company will have no such obligation to pay such Termination Fee to Newco; provided, further, that if termination
                                    --------  -------
     occurs under Section 7.1(b) due to the failure to obtain the debt financing referred to in Section 6.2(e) and the reasons for the failure to obtain such financing do not include (i) a material adverse change in the Company's business, financial condition or prospects or (ii) the Company's failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.2(i), the Company will have no obligation to pay Newco either of the Expense Reimbursement or the Termination Fee.

                         (e) In the event this Agreement is terminated other than under Section 7.1(b) as a result of the failure to obtain any required consents or waivers in respect of the Leases under Section 6.2(d) or as a result of the failure to obtain the debt financing described in Section 6.2(e) and the reason for the failure to obtain such financing is a material adverse change in the Company's business, financial condition or prospects the Company shall reimburse Newco for the Expense Reimbursement. As used herein, "Expense Reimbursement" means all reasonable out-of-pocket
                      ---------------------
     fees and expenses actually incurred by Newco (and its agents and representatives) or on its behalf in connection with the Merger and the proposed financing thereof (including travel expenses of such parties, HSR Act filing fees, fees and expenses of accountants, appraisers, engineers, consultants and other persons engaged to perform due diligence, syndication, due diligence and other expenses of prospective financing sources of Newco and reasonable attorneys' fees and expenses of counsel for Newco and reasonable attorneys' fees and expenses of counsel for prospective financing sources of Newco, but excluding any equity fundraising or structuring fees, fees (but not expenses) payable to stockholders or prospective stockholders of Newco (or their affiliates), expenses payable to stockholders or potential stockholders of Newco (other than Bruckmann, Rosser, Sherrill & Co. II, L.P., BancBoston Capital and their respective affiliates), or any commitment, transaction or similar fees payable to financing sources of Newco. The Company shall pay the Expense Reimbursement required under this paragraph (e) to Newco (i) prior to the time that this Agreement is terminated, if this Agreement is terminated by the Company or (ii) within five business days after the termination of this Agreement, if this Agreement is terminated by Newco (in either case, by check or wire transfer of same day funds).

                         (f) The Company acknowledges that the Termination Fee and Expense Reimbursement provided for in this Article VII are an integral part of the transactions contemplated by this Agreement and not a penalty, and that, without the Termination Fee and Expense Reimbursement provided for above, Newco would not enter into this Agreement. Further, nothing in this Section 7.3 shall be deemed to limit any liability of any party hereto for any breach in any material respect of any representations, warranties or covenants contained in this Agreement that occurs prior to termination of this Agreement.

          Section 7.4.    Amendment. To the extent permitted by applicable law,
                          ---------
this Agreement may be amended by action taken by Newco and the Board of Directors of the Company at any time before or after approval of this Agreement by the stockholders of the Company (except that Newco may unilaterally amend Exhibit A hereto as set forth in the Background section hereof), but, after any such stockholder approval, no amendment shall be made that by law requires the further approval of such stockholders without the approval of such stockholders. Except in the case of an amendment to Exhibit A hereto, which may be amended by a writing signed by Newco and delivered to the Company, this Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

          Section 7.5.    Extension; Waiver. At any time prior to the Effective
                          -----------------
Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any documents, certificate or writing delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the approval of the Merger by the stockholders of the Company, no extensions or waivers shall be made that by law require further approval by such stockholders without the approval of such stockholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1.    Non-Survival of Representations and Warranties. None
                          ----------------------------------------------
of the representations and warranties made in this Agreement shall survive after the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

          Section 8.2.    Enforcement of the Agreement.  The Company agrees that
                          ----------------------------
irreparable damage would occur to Newco in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Newco shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit jurisdiction of the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity including those set forth in Section 7.3 of this Agreement. The Company further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief.

     Section 8.3.    Severability. If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 8.4.    Notices.  All notices and other communications hereunder
                     -------
shall be in writing and shall be deemed to have been duly given upon receipt if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or sent by electronic transmission to the fax number specified below (or at such other address or fax number of a party as shall be specified by like notice):

                    if to Newco:

                    c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                    126 East 56/th/ Street
                    New York, NY 10022
                    Attention: Mr. Harold O. Rosser
                    Fax: (212) 521-3799


                    with a copy to:

                    Dechert
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103
                    Attention:  Carmen J. Romano, Esquire
                                David S. Denious, Esquire
                    Fax:  215-994-2222
                    if to the Company:


                    Il Fornaio (America) Corporation
                    770 Tamalpais Drive, Suite 400
                    Corte Madera, CA   94925
                    Attention:  Mr. Michael J. Hislop
                           Mr. Lawrence Levy
                           Mr. George James
                    Fax:   (415) 924-3880
                           (312) 280-2739
                           (415) 392-7896

                    with a copy to:

                    Cooley Godward LLP
                    20/th/ Floor, One Maritime Plaza
                    San Francisco, CA  94111
                    Attention:  Cydney S. Posner, Esquire
                    Fax:  415-951-3699

                    and a copy to:

                    McCutchen, Doyle, Brown & Enersen, LLP
                    3150 Porter Drive
                    Palo Alto, CA  94304
                    Attention:  Bartley C. Deamer, Esquire
                    Fax:  650-849-4800

     Notice given by fax shall be deemed received on the day the sender receives fax confirmation that such notice was received at the fax number of the addressee. Notice given by mail as set out above shall be deemed received three days after the date the same is postmarked.

     Section 8.5.    Failure or Indulgence Not Waiver; Remedies Cumulative.  No
                     -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 8.6.    Governing Law. Except to the extent the provisions of the
                     -------------
DGCL mandatorily apply hereto, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     Section 8.7.   Descriptive Headings.  The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.8.   Parties in Interest. This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.9.   Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 8.10.  Certain Definitions.  For purposes of this Agreement, the
                    -------------------
following terms shall have the meanings ascribed to them below:

                    (a)  "affiliate" of a person shall mean (i) a person that
                          ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and
(ii) an "associate" of such person, as that term is defined in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of this Agreement.

                    (b)  "beneficial owner" (including the term "beneficially
                          ----------------
own" or correlative terms) shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

                    (c)  "business day" shall have the meaning ascribed to such
                          ------------
term under Rule 14d-1 of the Exchange Act.

                    (d)  "control" (including the terms "controlling,"
                          -------
"controlled by" and "under common control with" or correlative terms) shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or as trustee or executor, by contract or credit arrangement, or otherwise.

                    (e)  "group" shall have the meaning ascribed to such term
                          -----
under Rule 13d-3(a) under the Exchange Act.

                    (f)  "Material Adverse Effect" shall mean (i) any adverse
                          -----------------------
change or effect or prospective adverse change or effect in the financial condition, assets, liabilities, business, properties or results of operations of a specified person, which change or effect is material with any other such changes or effects, to the specified person, or (ii) any event, matter, condition or effect which materially impairs the ability of a specified person to perform on a timely basis its obligations under this Agreement or the consummation of the Transactions; provided, however, that no effect or change
                                  --------  -------
reflecting general business or economic conditions or affecting the restaurant industry generally shall constitute a Material Adverse Effect and any resignation of employees of the Company as a result of Newco failing to offer terms of employment to such employees on terms comparable to the terms on which such employees are employed by the Company on the date hereof shall not constitute a Material Adverse Effect on the Company.

                    (g)  "person" shall mean a natural person, company,
                          ------
corporation, partnership, association, trust or any unincorporated organization.

     Section 8.11.  Interpretation.
                    --------------

                    (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or rule as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes and rules) by succession of comparable successor statutes and rules and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                    (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                    (c) References in this Agreement to "the Company's knowledge" or "the knowledge of the Company" or similar terms mean the actual knowledge of any of the following persons: Laurence B. Mindel, Michael J. Hislop, Michael Beatrice, Peter J. Hausback, Craig Michel, Marilyn McNulty, or Michael Mindel.

     Section 8.12.  Entire Agreement; Assignment.  This Agreement (including the
                    ----------------------------
Company Disclosure Schedule), the Securities Purchase Agreement, the Voting Agreement and, to the extent contemplated in Section 5.3, the Confidentiality Agreement, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Newco may assign any of its rights and obligations to any direct or indirect wholly owned subsidiary of Newco or as collateral security to any lender providing financing to Newco in connection with the Transactions, but no such assignment shall relieve Newco of its obligations hereunder. Any attempted assignment in violation of this Section
8.12 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 8.13.    Disclaimers.  There are no representations or warranties,
                      -----------
express or implied by any party with reference to the transactions contemplated hereby, other than the representations and warranties expressly stated herein. Newco acknowledges and agrees that (i) any financial projections and forecasts delivered to it or an affiliated or associated company are inherently uncertain,
(ii) it is familiar with such uncertainties, (iii) it has accepted full responsibility for evaluating such financial projections and the associated uncertainties and (iv) it shall have no claim against the Company or any officer, director or shareholder with respect thereto.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                                        IL FORNAIO (AMERICA) CORPORATION


                                        By: /s/ Michael J. Hislop
                                           ---------------------------------
                                            Name:  Michael J. Hislop
                                            Title: CEO


                                        MANHATTAN ACQUISITION CORP.


                                        By: /s/ Harold O. Rosser
                                            ---------------------------------
                                            Name:  Harold O. Rosser
                                            Title: President

                                                                       Exhibit A
                                                                       ---------


                                Rollover Group
                                --------------


                              Laurence C. Mindel
                               Michael J. Hislop
                               Michael Beatrice
                                Peter Hausback
                                Warren Hellman
                                Dino Cortopassi
                                 Scott Hedrick